EXECUTION

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-1, as Issuer

MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor

WELLS FARGO BANK MINNESOTA, N.A., as Trust Administrator and Master Servicer

FIELDSTONE SERVICING CORP., as Servicer

CHASE MANHATTAN MORTGAGE CORP., as Subservicer

FIELDSTONE INVESTMENT CORPORATION, as Seller

and

HSBC BANK USA, as Indenture Trustee

___________________________

TRANSFER AND SERVICING AGREEMENT

Dated as of January 1, 2004

___________________________

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-1
MORTGAGE BACKED SECURITIES

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

4

Section 1.01

Definitions.

4

Section 1.02

Calculations With Respect to the Mortgage Loans.

36

Section 1.03

Calculations With Respect to Accrued Interest.

36

ARTICLE II CONVEYANCE OF MORTGAGE LOANS

36

Section 2.01

Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

36

Section 2.02

Acceptance of Trust Estate; Review of Documentation.

39

Section 2.03

Grant Clause.

40

ARTICLE III REPRESENTATIONS AND WARRANTIES

42

Section 3.01

Representations and Warranties of the Depositor and the Seller.

42

Section 3.02

Discovery of Breach.

55

Section 3.03

Repurchase, Purchase or Substitution of Mortgage Loans.

55

ARTICLE IV ADMINISTRATION AND SERVICING OF THE  MORTGAGE LOANS BY THE SERVICER

56

Section 4.01

Seller’s Engagement Of Servicer To Perform Servicing Responsibilities

56

Section 4.02

Servicing of the Mortgage Loans

57

Section 4.03

Payments To the Master Servicer

70

Section 4.04

General Servicing Procedures.

73

Section 4.05

Representations, Warranties and Agreements.

76

Section 4.06

The Servicer and the Subservicer.

81

Section 4.07

Termination.

84

Section 4.08

Successor to Servicer and Subservicer, Miscellaneous Provisions.

87

Section 4.09

Miscellaneous Servicing Provisions.

90

ARTICLE V ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

91

Section 5.01

Duties of the Master Servicer; Representations and Warranties.

91

Section 5.02

Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

93

Section 5.03

Master Servicer’s Financial Statements and Related Information.

94

Section 5.04

Power to Act; Procedures.

94

Section 5.05

Enforcement of Servicer’s and Master Servicer’s Obligations.

95

Section 5.06

Collection of Taxes, Assessments and Similar Items.

96

Section 5.07

Collection Account.

96

Section 5.08

Application of Funds in the Collection Account.

97

Section 5.09

Reports to Indenture Trustee and Securityholders.

99

Section 5.10

Termination of Servicer or Subservicer; Successor Servicers.

102

Section 5.11

Master Servicer Liable for Enforcement.

103

Section 5.12

Assumption of Master Servicing by Indenture Trustee.

103

Section 5.13

“Due-on-Sale” Clauses; Assumption Agreements.

103

Section 5.14

Release of Mortgage Files.

103

Section 5.15

Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

104

Section 5.16

Opinion.

105

Section 5.17

Standard Hazard and Flood Insurance Policies.

106

Section 5.18

Presentment of Claims and Collection of Proceeds.

106

Section 5.19

[Reserved.]

106

Section 5.20

Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents.

106

Section 5.21

Compensation to the Master Servicer.

106

Section 5.22

[Reserved.]

106

Section 5.23

Reports to the Indenture Trustee.

106

Section 5.24

Annual Officer’s Certificate as to Compliance.

107

Section 5.25

Annual Independent Accountants’ Servicing Report.

107

Section 5.26

Merger or Consolidation.

108

Section 5.27

Resignation of Master Servicer.

108

Section 5.28

Assignment or Delegation of Duties by the Master Servicer.

108

Section 5.29

Limitation on Liability of the Master Servicer and Others.

109

Section 5.30

Indemnification; Third-Party Claims.

110

Section 5.31

Alternative Index.

110

Section 5.32

Transfer of Servicing.

110

ARTICLE VI DEPOSITS AND PAYMENTS TO HOLDERS

111

Section 6.01

The Collection Account.

111

Section 6.02

Payments from the Collection Account.

112

Section 6.03

Net Swap Payments and Net Swap Receipts.

119

Section 6.04

Control of the Trust Account.

120

Section 6.05

Advances by Master Servicer and Servicers.

123

ARTICLE VII ADMINISTRATION OF THE AGREEMENTS

124

Section 7.01

Duties of the Trust Administrator.

124

Section 7.02

Duties of the Trust Administrator With Respect to the Indenture, the Trust Agreement and this Agreement.

127

Section 7.03

Records.

127

Section 7.04

Compensation.

127

Section 7.05

Additional Information to be Furnished to the Issuer.

128

Section 7.06

Independence of the Trust Administrator.

128

Section 7.07

No Joint Venture.

128

Section 7.08

Other Activities of Trust Administrator and the Depositor.

128

Section 7.09

Resignation and Removal of Trust Administrator.

128

Section 7.10

Action upon Termination, Resignation or Removal of the Trust Administrator.

129

ARTICLE VIII MASTER SERVICER EVENTS OF DEFAULT

130

Section 8.01

Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

130

Section 8.02

Additional Remedies of Indenture Trustee Upon Event of Default.

134

Section 8.03

Waiver of Defaults.

134

Section 8.04

Notification to Holders.

134

Section 8.05

Directions by Securityholders and Duties of Indenture Trustee During Event of Default.

134

Section 8.06

Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default.

135

Section 8.07

Preparation of Reports.

135

ARTICLE IX TERMINATION

136

Section 9.01

Termination.

136

Section 9.02

Termination Prior to Maturity Date; and Optional Redemption.

136

Section 9.03

Certain Notices upon Final Payment.

137

Section 9.04

Beneficiaries.

138

ARTICLE X MISCELLANEOUS PROVISIONS

138

Section 10.01

Binding Nature of Agreement; Assignment.

138

Section 10.02

Entire Agreement.

138

Section 10.03

Amendment.

138

Section 10.04

Acts of Securityholders.

139

Section 10.05

Recordation of Agreement.

139

Section 10.06

Governing Law.

140

Section 10.07

Notices.

140

Section 10.08

Severability of Provisions.

142

Section 10.09

Indulgences; No Waivers.

142

Section 10.10

Headings Not To Affect Interpretation.

142

Section 10.11

Benefits of Agreement.

142

Section 10.12

Special Notices to the Rating Agencies.

142

Section 10.13

Counterparts.

143

Section 10.14

Execution by the Issuer.

143

ATTACHMENTS

Exhibit A-1

Form of Initial Certification

Exhibit A-2

Form of Interim Certification

Exhibit A-3

Form of Final Certification

Exhibit A-4

Form of Endorsement

Exhibit B

[Reserved]

Exhibit C

Lost Note Affidavit

Exhibit D

Custodial Agreement

Exhibit E

Custodial Account Letter Agreement

Exhibit F

Escrow Account Letter Agreement

Exhibit G-1

Form Of Monthly Remittance Advice

Exhibit G-2

Standard Layout For Monthly Defaulted Loan Report

Exhibit H

CMMC Form of Sarbanes Back-up Certification

Exhibit I

[Reserved]

Exhibit J

[Reserved]

Exhibit K

Fannie Mae Guide Announcement 95-19

Schedule A

Mortgage Loan Schedule

This TRANSFER AND SERVICING AGREEMENT, dated as of January 1, 2004 (the “Agreement” or the “Transfer and Servicing Agreement”), is by and among FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-1, a Delaware statutory trust, as issuer (the “Issuer”), MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the “Depositor”), HSBC BANK USA, as Indenture Trustee (the “Indenture Trustee”), WELLS FARGO BANK MINNESOTA, N.A., as trust administrator (the “Trust Administrator”) and master servicer (the “Master Servicer”), FIELDSTONE SERVICING CORP., as servicer (the “Servicer”), CHASE MANHATTAN MORTGAGE CORP., as subservicer (the “Subservicer”) and FIELDSTONE INVESTMENT CORPORATION, as Seller (the “Seller”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, adjustable rate, residential mortgage loans identified in Schedule A hereto (the “Mortgage Loans”) on a servicing-retained basis from the Seller pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate.

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate.

WHEREAS, on the Closing Date, the Depositor will acquire the Notes from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate.

WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

WHEREAS, the Seller desires that the Servicer service the Mortgage Loans upon such transfer to the Issuer pursuant to this Agreement, and the Servicer has agreed to do so;

WHEREAS, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator have agreed pursuant to this Agreement that the Subservicer shall service the Mortgage Loans beginning on the Closing Date pursuant to this Agreement but that the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer and the Subservicer under this Agreement upon the occurrence and continuance of a Servicing Event of Default as provided herein;

WHEREAS, the parties hereto acknowledge and agree that, at the direction of the Depositor, the Seller will assign all of its rights with respect to the Mortgage Loans (other than the servicing rights) to the Indenture Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Indenture Trustee, as assignee of the Seller.

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (i) the Depository Agreement and (ii) the Indenture (the Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”), (b) the Class S Certificates, representing an interest in the Collateral and issued pursuant to the Trust Agreement and (c) the undivided subordinate beneficial ownership interest in the Issuer represented by the Ownership Certificate;

WHEREAS, the Issuer desires to have the Trust Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer or the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The following table sets forth (or describes) the Class designation, Interest Rate, initial Security Principal Amount (or Security Notional Amount) and minimum denomination for each Class of Securities issued pursuant to the Indenture (in the case of the Notes) or the Trust Agreement (in the case of the Class S Certificates).

Class Designation	Interest Rate	Initial Security Principal Amount or Security Notional Amount	Minimum Denominations
Class 1-A	(1)	$437,672,000.00	$ 25,000
Class 2-A	(2)	$113,823,000.00	$ 25,000
Class A-IO	6.00%	(10)	$ 100,000
Class S	(3)	(3)	$ 100,000
Class M1	(4)	$41,873,000.00	$ 100,000
Class M2	(5)	$32,341,000.00	$ 100,000
Class M3	(6)	$8,511,000.00	$ 100,000
Class M4	(7)	$11,915,000.00	$ 100,000
Class M5	(8)	$6,809,000.00	$ 100,000
Class M6	(9)	$10,213,000.00	$ 100,000

_______________

(1)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 1-A Notes is the per annum rate equal to the least of (i) LIBOR plus 0.315% per annum, (ii) the Available Funds Rate and (iii) the Group 1 Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A Notes will be equal to LIBOR plus 0.630% per annum.

(2)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A Notes is the per annum rate equal to the least of (i) LIBOR plus 0.290% per annum, (ii) the Available Funds Rate and (iii) the Group 2 Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A Notes will be equal to LIBOR plus 0.580% per annum.

(3)

The Class S Certificate is a senior inverse interest-only certificate, and will not receive any principal payments, but will accrue interest with respect to any Payment Date at a rate equal to the greater of (i) 2.00% minus LIBOR for that Payment Date and (ii) zero, based on the Class S Notional Amount for such Payment Date.

(4)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M1 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.550% per annum, (ii) the Available Funds Rate and (iii) the Subordinate Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Notes will be equal to LIBOR plus 0.825% per annum.

(5)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M2 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.100% per annum, (ii) the Available Funds Rate and (iii) the Subordinate Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Notes will be equal to LIBOR plus 1.650% per annum.

(6)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M3 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.450% per annum, (ii) the Available Funds Rate and (iii) the Subordinate Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Notes will be equal to LIBOR plus 2.175% per annum.

(7)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M4 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.650% per annum, (ii) the Available Funds Rate and (iii) the Subordinate Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Notes will be equal to LIBOR plus 2.475% per annum.

(8)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M5 Notes is the per annum rate equal to the least of (i) LIBOR plus 1.800% per annum, (ii) the Available Funds Rate and (iii) the Subordinate Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Notes will be equal to LIBOR plus 2.700% per annum.

(9)

The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M6 Notes is the per annum rate equal to the least of (i) LIBOR plus 3.250% per annum, (ii) the Available Funds Rate and (iii) the Subordinate Fixed Rate Cap for such Payment Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 9.02(a) on the Redemption Date, then with respect to each subsequent Payment Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M6 Notes will be equal to LIBOR plus 4.875% per annum.

(10)

The Class A-IO Notes are interest-only notes; they will not be entitled to payments of principal and will accrue interest on the Class A-IO Class Notional Amount.  Interest will not be payable on the Class A-IO Notes after the Payment Date in July 2005.

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

A-IO(1) Component:  The component of the Class A-IO Notes relating to Group 1.

A-IO(2) Component:  The component of the Class A-IO Notes relating to Group 2.

Accounts.  Any or all of the Custodial Accounts, Escrow Accounts, Collection Account and any other accounts created or maintained by the Trust Administrator, the Servicer or the Subservicer pursuant to this Agreement.

Accountant:  A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period:  With respect to any Payment Date and any Class of Securities (other than the Class A-IO Notes), the period beginning on the Payment Date in the calendar month immediately preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding the related Payment Date, and in the case of the Class A-IO Notes, the calendar month preceding the month in which such Payment Date occurs.

Advance:  With respect to each Servicer Remittance Date and each Mortgage Loan, an amount equal to the Scheduled Payment (with the interest portion of such Scheduled Payment adjusted to the Net Mortgage Rate) that was due on the Mortgage Loan on the Due Date in the related Collection Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, the Subservicer or Master Servicer, as applicable, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate:  With respect to any Mortgage Loan, the Servicing Fee Rate.

Aggregate Loan Balance:  As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Overcollateralization Release Amount:  With respect to any Payment Date, the lesser of (x) the aggregate of the Principal Funds of each Mortgage Group for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds of both Mortgage Groups for such date is applied on such date in reduction of the aggregate of the Note Principal Amounts of the related Notes) exceeds (2) the Targeted Overcollateralization Amount for such Payment Date.

Agreement:  This Transfer and Servicing Agreement and all amendments and supplements hereto.

Allocable Portion:  With respect to any Mortgage Group, the portion of Current Interest for the Class S Certificates attributable to such Mortgage Group equal to the percentage calculated as (x) the Class Notional Amount of the Class S Certificates immediately prior to such Payment Date divided by (y) the aggregate of the Scheduled Principal Balances of the Mortgage Loans of the related Group as of the related Payment Date.

Ancillary Income:  All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Premiums attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Appraised Value:  With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Securityholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Issuer.

Available Funds Rate:  With respect to any Payment Date and for any Class of Notes (other than the Class A-IO Notes), a per annum rate equal to the quotient of (a) the excess of (1) the sum of (i) Interest Funds for Group 1, (ii) Interest Funds for Group 2, plus (iii) any Net Swap Receipt for such Payment Date, over (2) for the first 18 Payment Dates only, Current Interest on the Class A-IO Notes for such Payment Date, divided by (b) the product of (1) the sum of the Class Principal Amounts of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5, and Class M6 Notes before taking into account any payments of principal on such Payment Date, multiplied by (2) a fraction, the numerator of which is (i) actual number of days in the Accrual Period, and the denominator of which is (ii) 360.

Available Funds Shortfall:  With respect to any Class of Notes, other than the Class A-IO Notes, and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) above for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) above at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code of 1986, as amended.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Owner Trustee and the Certificate Registrar to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Notes:  As defined in the Indenture.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the States of Arizona, California, Delaware, Maryland, Minnesota or Colorado are authorized or obligated by law or executive order to be closed.

Certificate:  Any Class S Certificate.

Certificate Registrar:  As defined in the Trust Agreement, the initial Certificate Registrar shall be the Trust Administrator.

Certificateholder:  Any registered holder of a Class S Certificate or the Ownership Certificate Holder.

Civil Relief Act:  The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

Class:  All Notes bearing the same class designation or the Class S Certificates, as applicable.

Class A Notes:  Collectively, the Class 1-A, Class 2-A and Class A-IO Notes.

Class A Securities:  Collectively, the Class A Notes and the Class S Certificates.

Class M Notes:  Collectively, the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes.

Class Notional Amount:  With respect to the Class A-IO Notes, will be equal to the sum of the A-IO(1) Component and the A-IO(2) Component; and with respect to the Class S Certificates, at any time will equal the aggregate Note Principal Amount.

Class Principal Amount:  With respect to each Class of Notes (other than the Class A-IO Notes), the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.  With respect to the Class A-IO Notes or the Class S Certificates, zero.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Closing Date:  February 10, 2004.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral:  As defined in the Indenture.

Collection Account:  A separate account established and maintained by the Trust Administrator for the benefit of the Indenture Trustee pursuant to Section 5.07.

Collection Period:  With respect to any Payment Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Compensating Interest Payment:  With respect to any Payment Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Payment Date and (y) the Servicing Fee payable to the Servicer in respect of such Payment Date.

Component Notional Amount:  With respect to any Payment Date, the notional amount of the A-IO(1) Component and A-IO(2) Component, as set forth below:

Payment Date	A-IO(1) Component Notional Amount	A-IO(2) Component Notional Amount
February 25, 2004	$148,592,391.01	$38,643,498.76
March 25, 2004	137,622,070.68	35,797,728.69
April 25, 2004	127,461,392.87	33,161,499.23
May 25, 2004	118,050,622.28	30,719,383.20
June 25, 2004	109,334,429.61	28,457,089.15
July 25, 2004	101,261,566.62	26,361,377.70
August 25, 2004	93,784,565.29	24,419,984.09
September 25, 2004	86,859,458.95	22,621,546.50
October 25, 2004	80,445,524.16	20,955,539.50
November 25, 2004	74,505,041.48	19,412,212.57
December 25, 2004	69,003,073.97	17,982,533.00
January 25, 2005	63,907,262.00	16,658,133.05
February 25, 2005	59,187,633.10	15,431,261.05
March 25, 2005	54,816,426.02	14,294,735.98
April 25, 2005	50,767,927.53	13,241,905.53
May 25, 2005	47,018,321.47	12,266,607.14
June 25, 2005	43,545,548.76	11,363,131.93
July 25, 2005	40,329,177.83	10,526,191.38
Thereafter	0.00	0.00

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Control:  The meaning specified in Section 8-106 of the New York UCC.

Conventional Loan:  A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Corporate Trust Office:  With respect to (i) the Trust Administrator, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Certificates and for payment thereof is located at Wells Fargo Bank Minnesota, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention:  Corporate Trust Group (FIELDSTONE 2004-1), and for all other purposes is located at Wells Fargo Bank Minnesota, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Group (FIELDSTONE 2004-1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21046, Attention: Corporate Trust Group (FIELDSTONE 2004-1)); (ii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Securityholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Securityholders and the Trust; and (iii) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018, Attention:  Issuer Services, or at such other address as the Indenture Trustee may designate from time to time by notice to the Securityholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Securityholders and the Trust.

Current Interest:  With respect to any Class of Securities (other than the Class A-IO Notes) or any Component of the Class A-IO Notes and any Payment Date will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount of such Class or Component Notional Amount of such component immediately prior to such Payment Date.  With respect to the Class A-IO Notes and any Payment Date, the aggregate Current Interest on the components of such Class for such Payment Date.

Custodial Account:  The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.02(d) of this Agreement.

Custodial Agreement:  The custodial agreement relating to the custody of certain of the Mortgage Loans, substantially in the form attached as Exhibit D hereto, between the Custodian, the Issuer and the Indenture Trustee, as acknowledged by the Servicer and the Subservicer, dated as of January 1, 2004.

Custodian:  The custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, and any successor thereto.  The initial Custodian is Wells Fargo Bank Minnesota, N.A..

Cut-off Date:  January 1, 2004.

Cut off Date Balance:  With respect to the Mortgage Loans, the Aggregate Loan Balance as of the Cut off Date.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate:  A certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Depositor:  Merrill Lynch Mortgage Investors, Inc., a Delaware corporation having its principal place of business in New York, or its successors in interest.

Depository Agreement:  The agreement dated February 10, 2003, among the Issuer, the Indenture Trustee, the Trust Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

Determination Date:  With respect to each Payment Date, the 15th day of the month in which such Payment Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Due Date:  The day of the calendar month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.  Pursuant to Section 4.03(d), with respect to any Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Scheduled Payment is due on the first day of the immediately succeeding month.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution:  Any of the following:

(i)

An institution whose:

(A)

commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “Aa-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(B)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P Rating Agencies, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)

the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Note Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Master Servicer, the Trust Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes.  Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which Wells Fargo Bank Minnesota, N.A. (the “Bank”) in its capacity other than as Indenture Trustee, the Master Servicer, the Trust Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Trust Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.  The Indenture Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

Entitlement Holder:  The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order:  The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

Environmental Problem Property:  A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Errors and Omissions Insurance:  Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 4.02.

Errors and Omission Insurance Policy:  Any Errors and Omission Insurance policy required to be obtained by the Servicer satisfying the requirements of this Agreement.

Escrow Account:  The separate escrow account (other than a Custodial Account) established and maintained by the Servicer pursuant to Section 4.02(f) of this Agreement.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

FIC:  Fieldstone Investment Corporation.

Fidelity Bond:  Any fidelity bond to be maintained by the Servicer in accordance with Section 4.02(m).

Financial Asset:  The meaning specified in Section 8-102(a) of the New York UCC.

Fitch:  Fitch, Inc. or any successor in interest.

Fixed Rate Cap:  Any of the Group 1 Fixed Rate Cap, the Group 2 Fixed Rate Cap or the Subordinate Fixed Rate Cap, as applicable.

FMC:  Fieldstone Mortgage Company.

FOC:  Fieldstone Mortgage Ownership Corp.

FSC:  Fieldstone Servicing Corp.

GNMA:  The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Group 1:  The portion of the Mortgage Pool identified as Group 1.

Group 1 Fixed Rate Cap:  With respect to a Payment Date, the per annum rate equal to 10.65%.

Group 1 Monthly Excess Interest:  With respect to a Payment Date, means any Interest Funds for Group 1 remaining after application pursuant to subclauses (A)(i) through (x) of Section 6.02(b).

Group 1 Percentage:  With respect to Group 1 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Group Balance for Group 1 for such date and the denominator of which is the Aggregate Loan Balance for such date.

Group 2:  The portion of the Mortgage Pool identified as Group 2.

Group 2 Fixed Rate Cap:  With respect to a Payment Date, the per annum rate equal to 10.85%.

Group 2 Monthly Excess Interest:  With respect to a Payment Date, means any Interest Funds for Group 2 remaining after application pursuant to subclauses (A)(i) through (x) of Section 6.02(c).

Group 2 Percentage:  With respect to Group 2 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Group Balance for Group 2 for such date and the denominator of which is the Aggregate Loan Balance for such date.

Group Balance:  With respect to each Mortgage Group and any Payment Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Group.

Guidelines:  As defined in Section 4.02(u)

Holder or Securityholder:  The registered holder of any Note, Class S Certificate or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note or Class S Certificate registered in the name of the Depositor, the Master Servicer, the Servicer, the Subservicer, the Trust Administrator or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded.  The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Note, Class S Certificate or Ownership Certificate are registered to an Affiliate of the Depositor.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Indenture:  The Indenture dated as of January 1, 2004, among the Issuer, the Trust Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

Indenture Events of Default:  As defined in Section 5.01 of the Indenture.

Indenture Trustee:  HSBC Bank USA, not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2 01(b) of the Securities and Exchange Commission’s Regulation S X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index:  The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Insurance Policy:  Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy.

Interest Funds:  With respect to each Mortgage Group and any Payment Date, (a) the sum of (1) all interest collected (other than the interest portion of Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Group during the related Collection Period by the Servicer, the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus, (x) previously unreimbursed Advances due to the Servicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans in such Mortgage Group, (y) the Servicing Fee with respect to such Mortgage Loans in such Mortgage Group and (z) any fees and expenses of any Custodian to the extent not paid by the Seller or its Affiliates, (2) any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.21 with respect to the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group, (3) the portion of any Purchase Price or Substitution Amount paid with respect to the Mortgage Loans in such Mortgage Group during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) such Mortgage Group’s pro rata share of: (x) the Owner Trustee Fee, (y) any expenses due to the Master Servicer, Servicer, the Subservicer, the Indenture Trustee, any Custodian, the Owner Trustee or the Trust Administrator to the extent provided in this Agreement, the Trust Agreement, the Indenture and any Custodial Agreement and (z) any Net Swap Payment.

Interest Margin:  For each Class of Notes (other than the Class A-IO Notes), for any Payment Date on or before the Redemption Date, the following per annum rate:  Class 1-A, 0.315%; Class 2-A, 0.290%; Class M1, 0.550%; Class M2, 1.100%; Class M3, 1.450%; Class M4, 1.650%; Class M5, 1.800% and Class M6, 3.250%; and for any Payment Date after the Redemption Date, the following per annum rate:  Class 1-A, 0.630%; Class 2-A, 0.580%; Class M1, 0.825%; Class M2, 1.650%; Class M3, 2.175%; Class M4, 2.475%; Class M5, 2.700%; and Class M6, 4.875%.

Interest-only Securities:  The Class A-IO Notes and the Class S Certificates.

Interest Rate:  With respect to (a) each Class of Notes (other than the Class A-IO Notes) on any Payment Date, the least of (1) LIBOR plus the Interest Margin for such Class, (2) the applicable Available Funds Rate and (3) the applicable Fixed Rate Cap, (b) the Class A-IO Notes, a per annum rate of 6.00%, and (c) the Class S Certificates, the greater of (i) 2.00% minus LIBOR and (ii) zero, based on its Class Notional Amount.

Intervening Assignments:  The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Issuer:  The Delaware statutory trust known as the “Fieldstone Mortgage Investment Trust 2004-1.”

Issuer Order or Issuer Request:  A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR:  (a) With respect to the first Accrual Period, the per annum rate of 1.10%.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(b)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(c)

If LIBOR is determined under clause (b) above, on each LIBOR Determination Date, LIBOR for the related Accrual Period for the Securities will be established by the Trust Administrator as follows:

(1)

If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Securities shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)

If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

(d)

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the Interest Rate applicable to the LIBOR Securities for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Securities.

LIBOR Security:  Any Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 or Class M6 Note or Class S Certificate.

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Master Servicer, the Servicer or the Subservicer, as applicable, has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses:  Expenses that are incurred by the Master Servicer, the Servicer or the Subservicer, as applicable, in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 4.06, 4.18 or 4.23.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

M1 Principal Payment Amount:  With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A and Class 2-A Notes, in each case after giving effect to distributions on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date over (y) the M1 Target Amount.

M1 Target Amount:  With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 74.30% and (ii) the Aggregate Loan Balance for such Payment Date and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

M2 Principal Payment Amount:  With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-A and Class M1 Notes, in each case after giving effect to distributions on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date over (y) the M2 Target Amount.

M2 Target Amount:  With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 83.80% and (ii) the Aggregate Loan Balance for such Payment Date and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

M3 Principal Payment Amount:  With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1 and Class M2 Notes, in each case after giving effect to distributions on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date over (y) the M3 Target Amount.

M3 Target Amount:  With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 86.30% and (ii) the Aggregate Loan Balance for such Payment Date and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

M4 Principal Payment Amount:  With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2 and Class M3 Notes, in each case after giving effect to distributions on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date over (y) the M4 Target Amount.

M4 Target Amount:  With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 89.80% and (ii) the Aggregate Loan Balance for such Payment Date and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

M5 Principal Payment Amount:  With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to distributions on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date over (y) the M5 Target Amount.

M5 Target Amount:  With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 91.80% and (ii) the Aggregate Loan Balance for such Payment Date and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

M6 Principal Payment Amount:  With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to distributions on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date over (y) the M6 Target Amount.

M6 Target Amount:  With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 94.80% and (ii) the Aggregate Loan Balance for such Payment Date and (b) the excess of (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period over (ii) 0.50% of the Cut-off Date Balance.

Majority Securityholders:  Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holders of the Class S Certificates and the Ownership Certificate shall be excluded from any rights or actions of the Majority Securityholders during such period); and thereafter, the holder of the Ownership Certificate.

Master Servicer:  Wells Fargo Bank Minnesota, N.A., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Event of Default:  Any one of the conditions or circumstances enumerated in Section 8.01(a).

Master Servicing Fee:  Any investment earnings on amounts on deposit in the Collection Account.

Material Defect:  With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

Maturity Date:  With respect to any Class of Notes, other than the Class A-IO Notes, the Payment Date in January 2035.  With respect to the Class A-IO Note, the Payment Date in July 2005.

Merrill Lynch:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow:  For any Payment Date, the sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date and the Aggregate Overcollateralization Release Amount for such Payment Date.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File:  The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee pursuant to this Agreement.

Mortgage Group:  Any of Group 1 or Group 2.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 5.02(l).

Mortgage Index:  Either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified for any Mortgage Loan in the Mortgage Loan Schedule.

Mortgage Loan:  A mortgage loan that is conveyed to the Issuer pursuant to this Agreement, which mortgage loan includes, without limitation, the mortgage loan documents, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, any related REO Property, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.  The mortgage loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Scheduled Principal Balance as of the Cut-off Date of $680,857,782.43.

Mortgage Loan Purchase Agreement:  The mortgage loan purchase agreement dated as of January 1, 2004, for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate.  Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor’s name; (iii) the street address of the Mortgaged Property including the city, state and zip code; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the Mortgage Index; (vii) the first Mortgage Rate adjustment date; (viii) the monthly payment of principal and interest at origination; (ix) the Servicing Fee Rate; and (x) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculation of the Prepayment Premium.  The Servicer shall be responsible for providing the Indenture Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool:  The aggregate of all the Mortgage Loans.

Mortgage Rate:  As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

Mortgaged Property:  The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) Liquidation Expenses and (ii) any unreimbursed Advances, if any.

Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

Net Swap Payment:  With respect to any Payment Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty in excess of the amounts received by the Trust from the Swap Counterparty, as calculated by the Swap Counterparty and reported to the Trust Administrator.

Net Swap Receipt:  With respect to any Payment Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty in excess of the amount paid by the Trust to the Swap Counterparty, as calculated by the Swap Counterparty and reported to the Trust Administrator.

New York UCC:  The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance:  Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer which, in the reasonable discretion of the Servicer will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise.  The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

Note Principal Amount:  With respect to any Note (other than a Class A-IO Note), the initial principal amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Note.

Note Register and Note Registrar:   As defined in the Indenture.

Notional Amount:  With respect to any Notional Note and any Payment Date, such Note’s Percentage Interest of the Class Notional Amount of the applicable Class of Notes for such Payment Date, and with respect to any Notional Certificate and any Payment Date, such Certificate’s Percentage Interest of the Class Notional Amount of the applicable Class of Certificates for such Payment Date.

Notional Certificate:  Any Class S Certificate.

Notional Note:  Any Class A-IO Note.

Offering Document:  The Prospectus.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person.

Operative Agreements:  The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Purchase Agreement, the Indenture, the Custodial Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Servicer, the Subservicer, the Owner Trustee, the Trust Administrator, the Indenture Trustee or the Issuer is a party.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Trust Administrator, the Indenture Trustee and/or the Master Servicer, as applicable, and who may be in house or outside counsel to the Seller, the Servicer, the Subservicer, the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

Original Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

Original Value:  The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Overcollateralization Amount:  With respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date.

Ownership Certificate:  An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

Ownership Certificate Holder:  The holder of the Ownership Certificate.

Owner Trustee:  U.S. Bank Trust National Association, a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

Owner Trustee Fee:  The annual fee of $3,000, payable to the Owner Trustee pursuant to the Fee Letter Agreement specified in Section 7.03 of the Trust Agreement on a monthly basis on each Payment Date during the term of this Agreement; provided that the Owner Trustee Fee for the first year shall be payable on the Closing Date by the Seller.

Payahead:  With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent:  As defined in the Indenture.  The initial Paying Agent shall be the Trust Administrator.

Payment Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in February 2004.

Percentage Interest:  With respect to any Security, the Percentage Interest evidenced thereby shall equal (1) in the case of the Ownership Certificate, the Percentage Interest on the face of such certificate or (ii) in the case of any LIBOR Security, the initial Note Principal Amount or Notional Amount thereof, as applicable, divided by the initial Class Principal Amount or Notional Amount, as applicable, of all Notes or Certificates, as applicable, of the same Class.  With respect to any Class A-IO Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Class as set forth on the face thereof divided by the initial Class Notional Amount thereof.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations:  The Department of Labor regulations set forth in 29 C.F.R. 2510.3 101.

Pool Balance:  As of as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date.

Prepayment Interest Excess Amount:  For any Servicer Remittance Date and any Principal Prepayment received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such Principal Prepayment.

Prepayment Interest Shortfall Amount:  With respect to any voluntary Principal Prepayment in full or in part by the Mortgagor on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the calendar month preceding the related Payment Date, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment exceeds the amount of interest received from such Mortgagor in respect of such Principal Prepayment.

Prepayment Period:  With respect to any Payment Date, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs to and including the fifteenth day of the month in which such Payment Date occurs.

Prepayment Premiums:  Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan during the related Prepayment Period.

Prime Rate:  The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Payment Amount:  With respect to each Mortgage Group and for any Payment Date, an amount equal to the Principal Funds for such Mortgage Group for such date minus the Aggregate Overcollateralization Release Amount attributable to such Mortgage Group, if any, and such Payment Date.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer or any other Person received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Funds:  With respect to any Payment Date and for each Mortgage Group, (a) the sum of (i) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Group during the related Collection Period whether by the Servicer, the Master Servicer or the Indenture Trustee (less unreimbursed Advances due to the Master Servicer, the Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to such Mortgage Group, to the extent allocable to principal) and any unreimbursed Servicing Advances, (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans in such Mortgage Group, (iii) the Scheduled Principal Balance of each Mortgage Loan in such Mortgage Group that was purchased from the Trust Estate, during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan relating to a Mortgage Loan in such Mortgage Group during the related Prepayment Period allocable to principal and (v) all Net Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other recoveries collected with respect to such Mortgage Loans in such Mortgage Group during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) such Mortgage Group’s pro rata share of: other costs, expenses or liabilities reimbursable to the Indenture Trustee, the Owner Trustee, the Custodian, the Trust Administrator, the Master Servicer and each Servicer to the extent provided in this Agreement, the Trust Agreement, the Indenture and the Custodial Agreement and to the extent the Interest Funds is less than amounts reimbursable to such parties and not reimbursed from Interest Funds, or otherwise.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Property Changes:  As defined in Section 4.02(i).

Prospectus:  The prospectus supplement dated February 6¸ 2004, together with the accompanying prospectus dated July 3, 2003, relating to the Class 1-A, Class 2-A, Class A-IO, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes and the Class S Certificates.

Purchase Price:  With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period during which such Mortgage Loan or REO Property is being so purchased; (c) the fair market value of all other property being purchased; (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) any costs and damages incurred by the Trust Estate associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to the related Mortgage Loan.  The Master Servicer and the Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicer under this Agreement, together with any accrued and unpaid Servicing Fee with respect to such Mortgage Loan.

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Note Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)

be an obligation of an insurance company or other corporation whose long term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)

provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

(iv)

provide that the Indenture Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Note Account, as the case may be, not later than the Business Day prior to any Payment Date.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

Qualified REIT Subsidiary:  A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualifying Substitute Mortgage Loan:  In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than, and not more than 0.50% higher than, of the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xv) has the same or higher lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable to the Trust as the Deleted Mortgage Loan, (xviii) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan in the Mortgage Pool as of the Closing Date, (xix) has the same Mortgage Index as the Deleted Mortgage Loan, (xx) if originated on or after November 27, 2003, is not a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003 and (xxi) if originated on or after January 1, 2004 is not a “high-cost” loan subject to the New Mexico Home Loan Protection Act.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency:  Each of Fitch, Moody’s and S&P.

Realized Loss:  With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Advances of principal) including Liquidation Expenses.  In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of Liquidation Expenses, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Record Date:  With respect to the Securities and any Payment Date, the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

Redemption Date:  The date on which the Servicer exercises its right to purchase the assets of the Trust pursuant to Section 9.02 hereof.

Redemption Price:  The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed Servicing Advances, (d) any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to any Mortgage Loans in the Mortgage Pool, (e) any Available Funds Shortfalls, (f) all other amounts to be paid or reimbursed to the Master Servicer, the Trust Administrator, the Indenture Trustee, the Owner Trustee and the Custodian and (g) a payment to the holders of the Class A-IO Notes of an amount equal to the sum of (i) any Current Interest due (after taking into account payments made on such date from Interest Funds for Group 1 and Group 2) on the Class A-IO Notes and (ii) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-IO Notes (such present value to be based on a discount rate that will approximate the expected yield to maturity of the Class A-IO Notes).

Reference Banks:  Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

REIT:  A real estate investment trust within the meaning of section 856 of the Code.

Related Senior Principal Payment Amount:  With respect to each Mortgage Group and for any Payment Date, an amount equal to the lesser of (x) the aggregate Class Principal Amounts of the Class 1-A Notes (with respect to Group 1) or of the Class 2-A Notes (with respect to Group 2) immediately prior to that Payment Date and (y) the product of (a) the Senior Principal Payment Amount and (b) the related Senior Proportionate Percentage in each case for such date.

Relevant UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

REO Disposition:  The final sale by the Servicer or the Subservicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 5.02(p).

REO Property:  A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

Representing Party:  Each of the Servicer and the Subservicer making the representations and warranties under Section 5.05(a) and 5.05(b), respectively.

Required Loss Percentage:  With respect to any Payment Date, the applicable percentage for such Payment Date as set forth in the following table:

Payment Date	Required Loss Percentage
February 2007 through January 2008	3.50% with respect to February 2007, plus an additional 1/12th of 1.75% for each month thereafter
February 2008 through January 2009	5.25% with respect to February 2008, plus an additional 1/12th of 1.00% for each month thereafter
February 2009 through January 2010	6.25% with respect to February 2009, plus an additional 1/12th of 0.25% for each month thereafter
February 2010 and thereafter	6.50%

Required Percentage:  With respect to a Payment Date after the Stepdown Date, the quotient of (x) (1) the aggregate Scheduled Principal Balance of the Mortgage Loans, less (2) the Note Principal Balance of the most senior class of Notes (other than the Class A-IO Notes) outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date, and (y) the Scheduled Principal Balances of the Mortgage Loans.  As used herein, the Note Principal Balance of the most senior class of Notes outstanding will equal the aggregate Note Principal Balance of the Class A Notes as of such date of calculation.

Reserve Interest Rate:  The rate per annum that the Trust Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (2) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Determination Date to leading European banks.

Responsible Officer:  Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Indenture Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Reuters Screen LIBO Page:  The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

S&P:  Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., or any successor in interest.

Sarbanes Certifying Party:  Any person who provides a certification pursuant to the Sarbanes-Oxley Act of 2002 on behalf of the Trust.

Scheduled Payment:  Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Civil Relief Act (excluding all amounts of principal and interest that were due on or before the Cut off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance:  With respect to (i) any Mortgage Loan as of any Payment Date, the principal balance of such Mortgage Loan at the close of business on the Cut off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan).

Securities:  Any Note or Certificate.

Securities Intermediary:  The Person acting as Securities Intermediary under this Agreement (which is HSBC Bank USA), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.04.

Security Entitlement:  The meaning specified in Section 8-102(a)(17) of the New York UCC.

Securityholders:  The Noteholders and the Certificateholders.

Senior Note:  Any Class 1-A, Class 2-A or Class A-IO Note.

Senior Principal Payment Amount:  With respect to any Payment Date, an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date, 100% of the Principal Payment Amount for both Mortgage Groups and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (x) the Principal Payment Amount for both Mortgage Groups and (y) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Class 1-A and Class 2-A Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

Senior Proportionate Percentage:  With respect to Group 1 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 1 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.  With respect to Group 2 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 2 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.

Senior Target Amount:  With respect to each Mortgage Group and any Payment Date, and amount be equal to the lesser of (a) the product of (i) approximately 62.00% and (ii) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

Servicer:  FSC or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicer Event of Default:  Any one of the conditions or circumstances enumerated in Section 5.07.

Servicer Remittance Date:  The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing in February 2004.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property.  Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that a Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Servicing Advance.

Servicing Fee:  As to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate:  With respect to each Mortgage Loan, 0.50%.

Servicing File:  The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Indenture Trustee by the Servicer initially, and beginning on or about February 1, 2004, by the Subservicer.

Servicing Officer:  Any officer of the Servicer or the Subservicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer and the Subservicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Standard:  The servicing and administration of the Mortgage Loans for which the Servicer or the Subservicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or the Subservicer, as applicable, generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s or the Subservicer’s own portfolio, as applicable, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust, (c) without regard to (i) any relationship that the Servicer or the Subservicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions; (ii) the right of the Servicer or the Subservicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicer or the Subservicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or the Subservicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any affiliate of the Servicer or the Subservicer has extended to any mortgagor or any affiliate of such mortgagor, and (d) in accordance with the applicable state, local and federal laws, rules and regulations.

Stepdown Date:  The later to occur of (1) the Payment Date in February 2007 or (2) the first Payment Date on which the aggregate Note Principal Balance of the Class A Notes (after giving effect to payments of the Principal Funds amount for such Payment Date) is less than or equal to 38.00% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period.

Subordinate Fixed Rate Cap:  With respect to a Payment Date, the per annum rate equal to 10.65%.

Subordinate Note:  Any Class M1, Class M2, Class M3, Class M4, Class M5 or Class M6 Note.

Subservicer:  Chase Manhattan Mortgage Corporation or any successor in interest.

Substitution Amount:  The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances or unpaid Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Swap Agreement:  The swap agreement dated February 10, 2004, by and between the Swap Counterparty and the Issuer, including the ISDA Master Agreement dated as of February 10, 2004 between the Swap Counterparty and the Issuer, the schedule thereto and the related confirmation (SRFP Ref. No. 292800).

Swap Counterparty:  Swiss Re Financial Products Corporation.

Targeted Overcollateralization Amount:  With respect to any Payment Date prior to the Stepdown Date, will be equal to 2.60% of the Cut-off Date Balance, and with respect to any Payment Date on or after the Stepdown Date, equal to the lesser of (x) 2.60% of the Cut-off Date Balance and (y) 5.20% of the Pool Balance as of the end of the related Due Period, subject to a floor equal to 0.50% of the Cut-Off Date Balance.

Telerate Page 3750:  The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

Total Remittance Amount:  With respect to any Payment Date, the sum of (i) the Interest Funds for both Mortgage Groups for such Payment Date and (ii) the Principal Funds for both Mortgage Groups for such Payment Date.

Trigger Event:  A Trigger Event shall have occurred with respect to any Payment Date after the Stepdown Date, if (a) the quotient of (1) the aggregate Scheduled Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Scheduled Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

Trust or Trust Fund:  The Issuer.

Trust Account Property:  The Trust Account, all amounts and investments held from time to time in the Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Account:  The Collection Account.

Trust Agreement:  The trust agreement dated as of January 1, 2004, among the Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

Trust Estate:  The assets subject to this Agreement and the Indenture, transferred by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following:  (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds, REO Disposition Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Collection Account, any Custodial Account, any Escrow Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (f) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

UCC:  The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters:  Merrill Lynch, Credit Suisse First Boston LLC, Lehman Brothers Inc. and Friedman, Billings, Ramsey & Co., Inc.

Voting Interests:  The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 97% of all voting rights will be allocated among the holders of the Notes (other than the Class A-IO Notes) as provided below.  The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes.  At all times during the term of the Indenture and this Agreement, the holders of the Class A-IO Notes, the Class S Certificates and the Ownership Certificate will each be allocated 1% of the voting rights for so long as the related Class remains outstanding.  After the Payment Date in July 2005, the voting rights allocable to the Class A-IO Notes shall transfer to the Ownership Certificate and thereafter, the Ownership Certificate shall be allocated 2% of the voting rights.  The voting rights allocation to any Class of Securities or the Ownership Certificate will be allocated among all holders of each such Class or Certificate in proportion to the outstanding Class Notional Amount of such Notes or Percentage Interest of such Class S Certificates or Ownership Certificate.

Section 1.02

Calculations With Respect to the Mortgage Loans.  Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer or the Subservicer to the Master Servicer.  Payments to be made by the Trust Administrator shall be based on information provided by the Master Servicer.  The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, the Servicer or the Subservicer.

Section 1.03

Calculations With Respect to Accrued Interest.  Accrued interest, if any, on any LIBOR Security shall be calculated based upon a 360 day year and the actual number of days in each Accrual Period.  Accrued interest, if any, on any Class A-IO Notes shall be calculated based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

(a)

Mortgage Loans.  As of the Closing Date, in consideration of the Issuer’s delivery of the Securities to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans.  Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account any Custodial Account and any Escrow Account and all amounts from time to time credited to and the proceeds of the Collection Account any Custodial Account and any Escrow Account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Securityholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Securities to or upon the order of the Depositor, in exchange for the Trust Estate.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder.  The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor.  Upon the issuance of the Securities, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Securityholders.  The Issuer hereby accepts such assignment and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

(b)

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit A-4 hereto (or Exhibit B-6 to the Custodial Agreement), or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit C hereto (or Exhibit B-5 to the Custodial Agreement), stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)

the original of any guarantee executed in connection with the Mortgage Note assigned to the Indenture Trustee;

(iii)

the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Depositor to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

(iv)

with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “HSBC Bank USA, as Indenture Trustee of the Fieldstone Mortgage Investment Trust, Series 2004-1”, without recourse or (C) to the order of the Indenture Trustee;

(v)

an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller acceptable to the Indenture Trustee that such original intervening assignment is not required to enforce the Indenture Trustee’s interest in the Mortgage Loans;

(vi)

the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable);

(vii)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; and

(viii)

the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee, for the benefit of the Securityholders, of the Mortgage Notes and the Mortgages.

(c)

MERS is the record owner of all of the Mortgage Loans.  The Seller shall, or shall cause the Servicer or the Subservicer, at the expense of the Seller, to take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  With respect to each Cooperative Loan, the Seller shall, or at its expense, the Seller shall, or shall cause the Servicer or the Subservicer to, take such actions as are necessary under applicable law in order to perfect the interest of the Indenture Trustee in the related Mortgaged Property.

(d)

In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (b)(vii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e)

For Mortgage Loans (if any) that have been prepaid in full after the Cut off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.07 have been so deposited.  All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the Servicer or the Subservicer in trust for the benefit of the Indenture Trustee and the Securityholders.

Section 2.02

Acceptance of Trust Estate; Review of Documentation.

(a)

Subject to the provisions of Section 2.01, the Issuer acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the Custodian on behalf of the Indenture Trustee, under this Section 2.02.  The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor, the Master Servicer, the Servicer, the Subservicer (and the Indenture Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the Custodial Agreement as Exhibit A-1, as applicable).

(b)

Within 45 days after the Closing Date, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, will, for the benefit of Securityholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer, the Servicer and the Subservicer (and the Indenture Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the Custodial Agreement as Exhibit A 2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan.  The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c)

If in the course of the review described in paragraph (b) above the Indenture Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer.  Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee with an Officer’s Certificate confirming that such cure has been effected).  If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price.  A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Indenture Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred.  The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03.  The failure of the Indenture Trustee or the Custodian to deliver the Interim Certification within 45 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

(d)

Within 180 days following the Closing Date, the Indenture Trustee, or the Custodian, shall deliver to the Depositor, the Master Servicer, the Servicer and the Subservicer (and the Indenture Trustee if delivered by the Custodian) a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)

Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Custodian or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)

Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

(g)

Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee and the Indenture Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement.

Section 2.03

Grant Clause.

(a)

It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Securityholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor.  However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b)

The Depositor and, at the Depositor’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trust Administrator. The Trust Administrator shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Indenture Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trust Administrator has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee.  Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c)

The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer.  In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Securityholders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01

Representations and Warranties of the Depositor and the Seller.

(a)

The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Securityholders, the Trust Administrator, the Master Servicer, the Servicer and the Subservicer as of the Closing Date or such other date as is specified, that:

(i)

This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust Estate;

(iv)

The Depositor has not transferred the Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors;

(v)

The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted; and

(b)

The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Securityholders, the Trust Administrator, the Master Servicer, the Subservicer and the Depositor as of the Closing Date or such other date as is specified, that:

(i)

the Seller is a Maryland corporation, duly organized validly existing and in good standing under the laws of the State of Maryland, and has the corporate power to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

(ii)

the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)

the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv)

the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;

(v)

no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

(vi)

the Seller has been organized in conformity with the requirements for qualification as a REIT; the Seller will file with its federal income tax return for its taxable year ended December 31, 2003, an election to be treated as a REIT for federal income tax purposes; and the Seller currently qualifies as, and it proposes to operate in a manner that will enable it to continue to qualify as, a REIT.

(c)

The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Securityholders, the Trust Administrator, the Master Servicer, the Subservicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, that:

(i)

the information set forth in the Mortgage Loan Schedule relating to the Mortgage Loans is true and correct in all material respects as of the related Cut-Off Date;

(ii)

as of the Closing Date, the Mortgage File relating to each Mortgage Loan contains each of the documents and instruments specified to be included therein;

(iii)

The Seller has received a written acknowledgment from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee;

(iv)

each Mortgaged Property is improved by a one- to four-family single family residential dwelling.  No Mortgaged Property is a mobile home.  No Mortgaged Property securing any Mortgage Loans is a manufactured home;

(v)

each Mortgage Loan is a closed-end mortgage loan and all amounts due under the related Mortgage Note have been advanced.  Each Mortgage Loan has an original term to maturity from the date on which the first Scheduled Payment is due of not more than 30 years.  Each mortgage note calls for a scheduled payment of principal and interest that, once it enters its amortization period, is sufficient to fully amortize the original Principal Balance of the Mortgage Loan in equal monthly installments by its maturity date;

(vi)

each Mortgage Note in respect of a Mortgage Loan provides for level Scheduled Payments sufficient to fully amortize the principal balance of such Mortgage Note on its maturity date, except for no more than 60.02% of the Mortgage Loans (by Cut-Off Date Balance) which provide for payments of interest only during the first five years of the Mortgage Loan before adjusting to a fully amortizing Mortgage Loan over the remaining term;

(vii)

each lien that attached to a Mortgage Loan immediately prior to the transfer and assignment contemplated in the Mortgage Loan Purchase Agreement has been released and immediately prior to the transfer and assignment contemplated in the Mortgage Loan Purchase Agreement, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens; the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to the Mortgage Loan Purchase Agreement; and immediately upon the transfer and assignment therein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Depositor;

(viii)

The Mortgage Notes constitute “instruments” within the meaning of the New York UCC;

(ix)

The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Depositor under the Mortgage Loan Purchase Agreement.  The Seller is not aware of any judgment or tax lien filings against it;

(x)

except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of FNMA or FHLMC.  If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration.  Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance; provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement;

(xi)

each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and (a) the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission and (b) no Mortgagor has been released, in whole or in part, from its obligations under the related Mortgage Note;

(xii)

each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property.  The lien of the Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage.  Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Indenture Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Indenture Trustee;

(xiii)

except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Depositor (or its assignee);

(xiv)

no Mortgage Loans were more than 30 days delinquent as of the Cut-Off Date; the Seller has not advanced funds to, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(xv)

there is no delinquent tax, fee or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

(xvi)

no Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xvii)

none of the Mortgage Loans are retail installment contracts for goods or services or are home improvement loans for goods or services, which would be either “consumer credit contracts” or “purchase money loans” as such terms are defined in 16 C.F.R. § 433.1;

(xviii)

no Mortgagor has or will have a claim or defense against the Seller or any assignor or assignee of the Seller under any express or implied warranty with respect to goods or services provided in connection with any Mortgage Loan;

(xix)

the Mortgage, the Mortgage Note and the other Related Documents contain the entire agreement of the parties and all obligations of the Seller under the related Mortgage Loan, and no other agreement defines, modifies or expands the obligations of the Seller under the Mortgage Loan;

(xx)

there is no mechanics’ lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy referred to in Section 3.01(c)(xxii) below;

(xxi)

each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, disclosure laws and predatory and abusive lending laws;

(xxii)

with respect to each Mortgage Loan, either (a) a lender’s title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee’s interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the Mortgage, subject only to the exceptions of the character referred to in Section 3.01(c)(xii) above, was valid and in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date or (b) an attorney’s opinion of title was prepared in connection with the origination of such Mortgage Loan;

(xxiii)

the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 4.02(k) of this Agreement;

(xxiv)

a flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 4.02(k) of this Agreement;

(xxv)

each Mortgage Note and the related Mortgage are genuine, and each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed.  The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

(xxvi)

no more than 0.85% of the Mortgage Loans (by the Cut-Off Date Balance) are secured by Mortgaged Properties located within any single zip code area;

(xxvii)

the terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument included in the related Mortgage File which has been recorded or is in the process of being recorded, if necessary to protect the interests of the Noteholders and which has been or will be delivered to the Indenture Trustee.  The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any.  Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or, except as provided in Section 2.01(b) hereof, are in the process of being recorded;

(xxviii) except as provided in subclause (xiv) above, there are no defaults in complying with the terms of the Mortgage, and any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid.  The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(xxix)

there is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxx)

all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xxxi)

no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

(xxxii)

the proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder.  Any and all requirements as to completion of any on-site or off site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

(xxxiii)

 each Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and, in certain circumstances, additional real estate collateral;

(xxxiv) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994;

(xxxv)

there is no obligation on the part of the Seller or any other party to make payments in respect of a Mortgage Loan, in addition to those made by the Mortgagor;

(xxxvi) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders to the indenture trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxxvii) no Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxxviii) no Mortgage Loan provides for negative amortization;

(xxxix) all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (b)(1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state so as to require qualification or licensing;

(xl)

the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

(xli)

any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.  The Mortgage Note does not permit or obligate the Seller to make future advances to the Mortgagor at the option of the Mortgagor;

(xlii)

the Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial or non-judicial foreclosure;

(xliii)

except as provided in subclause (xiv), there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

(xliv)

all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

(xlv)

all amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Seller is not entitled will be deposited into the Collection Account as of the Closing Date;

(xlvi)

all of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in the Prospectus Supplement; no less than 39.46% and 35.92% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-Off Date Loan Group Principal Balance), were originated pursuant to one of the Seller’s full documentation origination programs; no more than 60.54% and 64.08% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-Off Date Loan Group Principal Balance), were originated pursuant to one of the Seller’s reduced documentation origination programs; and no more than 54.73% and 55.71% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-Off Date Loan Group Principal Balance), were originated pursuant to the Seller’s stated income verification program;

(xlvii)

each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially the form approved by FNMA or FHLMC or one of the forms attached as an exhibit to this Agreement;

(xlviii)

the Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

(xlix)

all appraisals were performed by qualified independent appraisers after analysis of other sales of properties in the area in which the related Mortgaged Property is located, and a full interior inspection appraisal was performed on forms acceptable to either FNMA or FHLMC in connection with each Mortgaged Property;

(l)

each hazard insurance policy required to be maintained under Section 4.02(k) of this Agreement with respect to the Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

(li)

each Mortgage Loan was originated by the Seller or an affiliate of the Seller or purchased by the Seller;

(lii)

the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

(liii)

in the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Depositor to the trustee under the deed of trust, except, in connection with a trustee’s sale after default by the Mortgagor;

(liv)

each Mortgaged Property is located in the state identified on the related Mortgage Loan Schedule and consists of a single parcel of real property with a one-family residence erected thereon, or an attached or detached or semi-detached two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development.  With respect to each Cut-Off Date Loan Group Principal Balance (a) no more than 2.23% and 1.09% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-Off Date Loan Group Principal Balance), are secured by real property improved by two- to four-family or multifamily dwellings.  No Mortgaged Property is held under a ground lease;

(lv)

no Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than 100%;

(lvi)

no more than 6.62% and 3.08% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively (by Cut-Off Date Loan Group Principal Balance), are secured by Mortgaged Properties that are non-owner occupied properties.  The Mortgaged Property is lawfully occupied under applicable law;

(lvii)

the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.01(c)(viii);

(lviii)

each Mortgage Loan was originated on or after August 1, 2003;

(lix)

the Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of the Seller’s creditors;

(lx)

no improvement located on or being part of the related Mortgaged Property is in violation of any applicable zoning law or regulation.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

(lxi)

[Reserved];

(lxii)

there do not exist any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can be reasonably expected to materially adversely affect the value or marketability of the Mortgage Loan;

(lxiii)

each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans.  Upon delivery of an Assignment of Mortgage to the Indenture Trustee, such assignment is in recordable form for the applicable jurisdiction where the related Mortgaged Property is located;

(lxiv)

no Mortgage Loan is a construction loan;

(lxv)

the Seller is in possession of a complete Mortgage File, except those documents delivered as directed by the Depositor, and there are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the document deliveries required hereby;

(lxvi)

no Mortgaged Property was, as of the Closing Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

(lxvii)

the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities;

(lxviii)

the Seller has no knowledge of any toxic or hazardous substances affecting the Mortgaged Property or any violation of any local, state, or federal environmental law, rule, or regulation.  The Seller has no knowledge of any pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule, or regulation is an issue;

(lxix)

none of the Mortgage Loans is subject to a bankruptcy plan;

(lxx)

the collection practices used by the Seller with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

(lxxi)

the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

(lxxii)

each Mortgage Loan, at the time it was originated, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(lxxiii)

no Mortgage Loans which are secured in property located within the State of Georgia are “high-cost loans” as defined by the Georgia Fair Lending Act of 2002 or any other applicable predatory and abusive lending legislation;

(lxxiv)

none of the Mortgage Notes that evidence or constitute the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee;

(lxxv)

no Mortgage Loan is a “high-cost,” “high-cost home,” “covered,” “high-risk home” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law; and no Mortgage Loan originated on or after November 27, 2003, is a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003;

(lxxvi)

no Mortgage Loan originated on or after January 1, 2004 is a “high-cost” loan subject to the New Mexico Home Loan Protection Act;

(lxxvii) each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Depositor;

(lxxviii)

with respect to the Mortgage Loans in Loan Group 1:

(1)

No Mortgage Loan was originated in the State of Georgia;

(2)

The applicable Servicer for each Mortgage Loan in Loan Group 1 has fully furnished in the past (and the Seller shall cause the applicable Servicer to furnish in the future), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(3)

No Mortgage Loan in Loan Group 1 imposes a Prepayment Premium for a term in excess of five years;

(4)

The Seller has no reason to believe that any borrower will default under a Mortgage Loan in Loan Group 1, or that foreclosure proceedings will be commenced with respect to any such Mortgage Loan, within the six months immediately following the Closing Date;

(5)

The Cut-off Date Balance of each such Mortgage Loan in Loan Group 1 does not exceed the maximum original loan amount limitations set forth in the Freddie Mac Seller/Servicer Guide with respect first lien to one-to-four family residential mortgage loans,;

(6)

No Mortgage Loan in Loan Group 1 was at the time of origination subject to the Home Ownership and Equity Protection Act of 1994 (15 USC § 1602(c)), Regulation Z (12 CFR 226.32) or any comparable state law; and

(7)

No proceeds from any Mortgage Loan in Loan Group 1 were used to finance single-premium credit insurance policies; and

(lxxix)

the information set forth in the Prepayment Premium Schedule included as part of the Mortgage Loan Schedule (including the Prepayment Premium Summary attached thereto) is complete, true and correct in all material respects on the date or dates on which such information is furnished and each Prepayment Premium is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure) under applicable state law.

(d)

To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Indenture Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it.  The Indenture Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

Section 3.02

Discovery of Breach.  It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 3.01(a), (ii) of the Seller set forth in Section 3.01(b) and (c) and (iii) of the Servicer and the Subservicer pursuant to Section 4.05 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement.  With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Depositor, the Seller, the Trust Administrator, the Indenture Trustee, the Master Servicer, the Servicer or the Subservicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Securityholders or the Indenture Trustee therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy.  Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  Within 60 days of the discovery by the Seller of a breach of any representation or warranty given to the Indenture Trustee by the Seller or the Seller’s receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Section 3.03

Repurchase, Purchase or Substitution of Mortgage Loans.

(a)

With respect to any Mortgage Loan repurchased by the Seller pursuant to Section 3.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account.  Upon receipt by the Trust Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Indenture Trustee shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the Servicer or the Subservicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

(b)

With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted Mortgage Loan:  (i) the Depositor or the Seller, as applicable, must deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan.  As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE
MORTGAGE LOANS BY THE SERVICER

Section 4.01

Seller’s Engagement Of Servicer To Perform Servicing Responsibilities

(a)

Contract for Servicing; Possession of Servicing Files.  The Seller, as the owner of the servicing rights, by execution and delivery of this Agreement, does hereby contract with the Servicer and the Subservicer, each subject to the terms of this Agreement, for the servicing of the Mortgage Loans for the benefit of the Issuer and the Indenture Trustee.  The Servicer or Subservicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer or Subservicer shall be held in trust by the Servicer or Subservicer for the benefit of the Issuer and the Indenture Trustee; provided, however, that neither the Servicer nor the Subservicer shall have any liability for any Servicing Files (or portions thereof) not delivered by the Seller.  The Servicer’s or Subservicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer or Subservicer shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer or Subservicer shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer or Subservicer at the will of the Indenture Trustee in such custodial capacity only.  The Servicing File retained by the Servicer or Subservicer pursuant to this Agreement shall be identified in accordance with the Servicer’s or Subservicer’s file tracking system to reflect the ownership of the related Mortgage Loan by the Indenture Trustee.  The Servicer or Subservicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

(b)

Books and Records.  All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee, subject to the Servicer’s and the Subservicer’s rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement.  All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer, the Subservicer and the Master Servicer are entitled as set forth herein, including but not limited to Sections 4.04(c) and 4.21 below, shall be received and held by them in trust for the benefit of the Indenture Trustee pursuant to the terms of this Agreement.

The Servicer or the Subservicer, as applicable, shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within one week of their execution; provided, however, that the Servicer or Subservicer shall provide the Custodian with a Servicer or Subservicer certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

Section 4.02

 Servicing of the Mortgage Loans

(a)

Servicer and Subservicer to Service.  The Servicer shall service and administer the Mortgage Loans from and after the Closing Date and, except where prior consent or approval of the Master Servicer is required under this Agreement, shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Servicing Standards.  The Servicer hereby delegates to the Subservicer such power and authority, but only to the extent provided in this Section 4.02(a).  Beginning on the Closing Date, the Subservicer shall perform all of the obligations of the Servicer under this Agreement relating to the servicing of the Mortgage Loans, on behalf of the Servicer.  All references to the “Servicer” in this Agreement relating to a servicing right or a servicing obligation in respect of the Mortgage Loans shall mean the “Subservicer” beginning on the Closing Date, except in the case where this Agreement expressly states that FSC, in its capacity as Servicer, shall retain such right or perform such obligation.  Notwithstanding any of the provisions of this Agreement referring to actions taken through the Subservicer, the Servicer shall not be relieved of any of its obligations hereunder with respect to the servicing of the Mortgage Loans and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Issuer, the Indenture Trustee and the Securityholders; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make an Advance in accordance with Section 4.03(c) in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other Advances made pursuant to Section 4.03.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Issuer and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Indenture Trustee shall execute and deliver to the Servicer powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under any such powers of attorney.  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

In servicing and administering the Mortgage Loans, the Servicer shall adhere to the Servicing Standard.

(b)

FSC Discretion.  In managing the liquidation of defaulted Mortgage Loans, FSC, in its capacity as Servicer, will have sole discretion, subject to the terms of this Agreement, to sell defaulted Mortgage Loans; provided, however, that FSC shall not take any action that is inconsistent with or prejudices the interests of the Securityholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee and the Securityholders under this Agreement.

(c)

Collection and Liquidation of Mortgage Loans.  Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer shall use its best efforts, consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01.  The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer and the Indenture Trustee after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property.  In the event that any payment due under any Mortgage Loan and not otherwise postponed, deferred or waived pursuant to Section 4.02 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) shall be consistent with Servicing Standards and (2) the Servicer shall determine prudently to be in the best interest of the Issuer, the Indenture Trustee and the Securityholders.  In the event that any payment due under any Mortgage Loan is not otherwise postponed, deferred or waived pursuant to Section 4.02(a) and remains delinquent for a period of 105 days or any other default continues for a period of 105 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings.  The Servicer shall notify the Master Servicer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month (which notification may be included within the monthly reports submitted to the Master Servicer under Section 4.03(b) this Agreement).  In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Sections 4.02(e) and 4.02(p).

Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer’s established default timeline and in accordance with Servicing Standards with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

(d)

Establishment of and Deposits to Custodial Account.

(i)

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled “Fieldstone Servicing Corp. (or Chase Manhattan Mortgage Corporation, as Subservicer) in trust for HSBC Bank USA, as Indenture Trustee, for the Fieldstone Mortgage Investment Trust, Series 2004-1 Mortgage Backed Securities” and referred to herein as a “Custodial Account.”  Each Custodial Account shall be an Eligible Account.  Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 4.02(j) hereof.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.02(e) hereof.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit E hereto.  A copy of such certification or letter agreement shall be furnished to the Indenture Trustee, the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

(ii)

The Servicer shall deposit in the Custodial Account on a daily basis, but not more than two (2) Business Days after receipt by the Servicer and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date), as applicable:

(1)

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and all Prepayment Premiums;

(2)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(3)

all Liquidation Proceeds (net of Liquidation Expenses);

(4)

all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(k) (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards);

(5)

all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards;

(6)

with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefore, up to a maximum amount per month in the aggregate of the Servicing Fee actually received for such month for the Mortgage Loans;

(7)

all Advances made by the Servicer pursuant to Section 4.03(c);

(8)

any amounts received from the Seller, the Depositor or any other person giving representations and warranties with respect to the Mortgage Loans, in connection with the repurchase of any Mortgage Loan;

(9)

any amounts required to be deposited by the Servicer pursuant to Section 4.02(k) in connection with the deductible clause in any blanket hazard insurance policy;

(10)

any amounts received with respect to or related to any REO Property or REO Disposition Proceeds pursuant to Section 4.02(p);

(11)

any amounts required to be deposited by the Servicer pursuant to Section 5.19 in connection with any unpaid claims that are a result of a breach by the Servicer or the Subservicer of the obligations hereunder; and

(12)

any other amounts required to be deposited in the Custodial Account pursuant to this Agreement.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee, Prepayment Interest Excess Amounts and Ancillary Income need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution maintaining such account shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04.  Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

(e)

Permitted Withdrawals From Custodial Account.

(i)

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(1)

to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.03(a);

(2)

in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery into the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(3)

to reimburse itself for unreimbursed Advances and Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds (net of Liquidation Expenses), Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Securityholders;

(4)

to reimburse itself for any previously unreimbursed Advances or Servicing Advances that it determines are Nonrecoverable Advances, it being understood, in the case of each such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Securityholders;

(5)

to pay itself investment earnings on funds deposited in the Custodial Account;

(6)

to transfer funds to another Eligible Account in accordance with Section 4.02(j) hereof;

(7)

to invest funds in certain Eligible Investments in accordance with Section 4.02(d)(i) and Section 4.02(i) hereof;

(8)

to withdraw funds deposited in error;

(9)

to clear and terminate the Custodial Account upon the termination of this Agreement; and

(10)

to pay itself any Prepayment Interest Excess Amount.

(f)

Establishment of and Deposits to Escrow Account.  The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “Fieldstone Servicing Corp. (or Chase Manhattan Mortgage Corporation, as Subservicer) in trust for HSBC Bank USA, as Indenture Trustee, for the Fieldstone Mortgage Investment Trust, Series 2004-1.”  The Escrow Accounts shall be established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder.  Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.02(g).  The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit F hereto.  A copy of such certification or letter agreement shall be furnished to the Master Servicer.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)

all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g).  The Servicer shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

(g)

Permitted Withdrawals From Escrow Account.  Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse the Servicer for any Servicing Advance of an Escrow Payment made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

(iv)

to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restoration or repair of the Mortgaged Property in accordance with Section 4.02(o);

(vi)

to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(vii)

to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this 4.02(g),  reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in servicing the Mortgage Loans in accordance with Servicing Standards should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

(h)

Notification of Adjustments.  With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments.  The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

(i)

Payment of Taxes, Insurance and Other Charges.

(i)

With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of the same or the making of the Escrow Payments.

(ii)

To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall make Servicing Advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust, provided, that in any event the Servicer shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage.  The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge and necessary to avoid a lien on or loss on Mortgage Property.

(j)

Protection of Accounts.  The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time.  Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer and the Indenture Trustee of any change in the location of the Custodial Account.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Indenture Trustee if the Custodial Account and/or the Escrow Account are not Eligible Accounts.

Amounts on deposit in the Custodial Account may be invested at the option of the Servicer, but only in Eligible Investments.  Any such Eligible Investment shall mature no later than two (2) Business Days prior to the Servicer Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Servicer Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.  If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

(k)

Maintenance of Hazard Insurance.  The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Servicing Standards against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier acceptable under Servicing Standards in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to Servicing Standards that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Servicing Standards.

In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under Servicing Standards.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.  The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.02(d), any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e).

Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Indenture Trustee, the Issuer, the Securityholders and the Master Servicer for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

(l)

Maintenance of Mortgage Impairment Insurance.  In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(k) and otherwise complies with all other requirements of Section 4.02(k), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(k).  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.02(k), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Indenture Trustee.

(m)

Maintenance of Fidelity Bond and Errors and Omissions Insurance.  The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.02(m) requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the coverage amounts which are acceptable for the Servicer as determined by Fannie Mae and Freddie Mac.  Upon the request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Indenture Trustee.

(n)

Inspections.  The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.  In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with Servicing Standards or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a written report of each such inspection.

(o)

Restoration of Mortgaged Property.  The Servicer need not obtain the approval of the Master Servicer or the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Servicing Standards.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)

pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

(p)

Title, Management and Disposition of REO Property.  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee in trust for the benefit of the Securityholders, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer, the Indenture Trustee and the Securityholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property.  Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice.  Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s prior written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000.  Failure to provide written notice of disapproval of the expenditure within five (5) Business Days of receipt of such request for prepaid expenditures shall be deemed an approval of such expenditure.  If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

The Servicer shall make Servicing Advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.02(k), such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property.  The Servicer shall make monthly distributions on each Servicer Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.02(p) and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

(q)

Real Estate Owned Reports.  Together with the statement furnished pursuant to Section 4.03(b), the Servicer shall furnish to the Master Servicer on or before the 10th calendar day in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

(r)

Liquidation Reports.  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Indenture Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property.

(s)

Reports of Foreclosures and Abandonments of Mortgaged Property.  Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

(t)

Prepayment Premiums.  The Servicer or any designee of the Servicer shall not waive any Prepayment Premium with respect to any Mortgage Loan which contains a Prepayment Premium which prepays during the term of the premium.  If the Servicer or its designee fails to collect the Prepayment Premium upon any prepayment of any Mortgage Loan which contains a Prepayment Premium, the Servicer shall pay to the Master Servicer or the Trust Administrator at such time (by deposit to the Custodial Account) an amount equal to amount of the Prepayment Premium which was not collected.  Notwithstanding the above, the Servicer or its designee may waive a Prepayment Premium without paying the Issuer the amount of the Prepayment Premium if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinancing by the Servicer or any of its affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (b) the collection of the Prepayment Premium would be in violation of applicable federal, state or local laws or would be deemed “predatory” thereunder.

(u)

Compliance with Safeguarding Customer Information Requirements.  The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

(v)

Presentment of Claims and Collection of Proceeds.  The Servicer shall prepare and present on behalf of the Indenture Trustee and the Securityholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Servicer in respect of such policies or bonds shall be promptly deposited in the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.03

Payments To the Master Servicer

(a)

Remittances.  On each Servicer Remittance Date, no later than 1:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Collection Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e)), plus (b) all Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03(c), minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.02(d)(ii)(7) and Section 4.04(c), and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date on which such remittance was due, the Servicer shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the day following such Remittance Date and ending with the Business Day on which such remittance is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Wells Fargo Bank, NA

San Francisco, CA

ABA#:  121-000-248

Account Name:  Corporate Trust Clearing

Account Number:  3970771416

For further credit to:  18146600, Fieldstone 2004-1

(b)

Statements to Master Servicer and Trust Administrator.  Not later than the 17th day of each month (or if such day is not a Business Day, the next succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit G-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit G-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  No later than two Business Days after the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during such Prepayment Period and in a format as mutually agreed to between the Servicer and the Master Servicer.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer and the Seller which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed.  The Master Servicer will convert such data into a format acceptable to the Trust Administrator and provide monthly reports to the Trust Administrator pursuant to the Trust Agreement.

In addition, not more than 75 days after the end of each calendar year, commencing December 31, 2005, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer and the Trust Administrator such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Trust Administrator to prepare the reports required by Section 5.09(c).  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer and the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.  The Servicer shall also provide to the Trust Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trust Administrator within such reasonable time frame as shall enable the Trust Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c)

Advances by Servicer.  On the Business Day immediately preceding each Servicer Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or a combination of both, an amount equal to all Scheduled Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than remittances to the Master Servicer required to be made on such Servicer Remittance Date.  The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer upon request.

The Servicer’s obligation to make such Advances as to any Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Notwithstanding the foregoing, if the Subservicer fails to make any Advance required to be made by this Section 4.03 with respect to any Remittance Date, then the Servicer shall be obligated to make such Advance, subject to its determination of the recoverability of such Advance.

(d)

Due Dates Other Than the First of the Month.  Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.03(d).  Any Scheduled Payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of that month.  For example, a Scheduled Payment due on August 15 shall be considered to be due on September 1.  Any Scheduled Payment due and collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account.  For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the Scheduled Payment due on the first of the month following the Cut-off Date.

(e)

Credit Reporting.  For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.  In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit K, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

Section 4.04

General Servicing Procedures.

(a)

Transfers of Mortgaged Property.  The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the buyer of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the timing of principal or interest payments on the Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

(b)

Satisfaction of Mortgages and Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the monthly remittance advice as provided in Section 4.03(b), and may request the release of any Mortgage Loan Documents from the Custodian in accordance with the Custodial Agreement.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Seller, the Indenture Trustee or the Issuer may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Servicer Remittance Date in the month following the date of such release.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.02(m) insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(c)

Servicing Compensation.  As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer and the Subservicer shall be paid in the aggregate the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof.  Such Servicing Fee shall be payable monthly and retained by the Servicer or the Subservicer, as applicable.  Additional servicing compensation in the form of Ancillary Income shall be retained by the Subservicer only and is not required to be deposited in the Custodial Account.  The obligation of the Issuer to pay the Servicing Fee is limited to, and the Servicing Fee is payable from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Scheduled Payment collected by the Servicer, or as otherwise provided in Section 4.02(e)(2).

Each of the Servicer and the Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

The Servicing Fee payable to or retained by the Servicer or the Subservicer, as applicable, with respect to any Collection Period shall be reduced by the Prepayment Interest Shortfall Amount for the related Prepayment Period required to be deposited in the Custodial Account and remitted to the Trust Administrator on the related Servicer Remittance Date.  The Servicer and the Subservicer shall be obligated to remit to the Trust Administrator on each Servicer Remittance Date the Prepayment Interest Shortfall Amount, only up to an amount equal to in the aggregate the Servicing Fee the Servicer and the Subservicer are entitled to receive for such Collection Period.

(d)

Annual Audit Report.  As soon as practicable in each year beginning with 2005, but in no event later than March 15 of each calendar year, the Subservicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Subservicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Master Servicer, the Indenture Trustee and the Sarbanes Certifying Party (i) year-end audited (if available) financial statements of the Subservicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Subservicer’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Subservicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

(e)

Annual Compliance Certifications.

(i)

No later than March 15 of each calendar year, commencing with the year 2005, the Subservicer shall, at its own expense, deliver to the Seller, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Servicer a servicer’s certificate stating, as to each signer thereof, that (i) a review of the activities of the Subservicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Subservicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Subservicer to remedy such default.

(ii)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), is required to be given on behalf of the Issuer, no later than March 15 of each calendar year, commencing with the year 2005, or at any other time that the Master Servicer provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days written request of such parties, an officer of the Subservicer shall execute and deliver an Officer’s Certificate to the Trust Administrator and the Servicer for the benefit of the Issuer and the Sarbanes Certifying Party and its officers, directors and affiliates, in the form of Exhibit H hereto.

(iii)

The Subservicer shall indemnify and hold harmless the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Servicer and the Master Servicer and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Subservicer or any of its officers, directors, agents or affiliates of its obligations under this Section 4.04(e) for the negligence, bad faith or willful misconduct of the Subservicer in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless  any of the foregoing parties, then the Subservicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Subservicer on the other in connection with a breach of the Subservicer’s obligations under this Section 4.04(e) or the Subservicer’s negligence, bad faith or willful misconduct in connection therewith.

(iv)

In addition, the Servicer shall provide the certifications and reports specified in this Section 4.04(e) and Section 4.04(d) to the Persons specified therein within the time period specified therein.  The  Servicer hereby agrees to indemnify the Master Servicer and the other Persons specified in Section 4.04(e)(iii) to the same extent as though such provisions referred to the Servicer rather than the Subservicer.

(f)

Inspection.

The Servicer shall provide the Indenture Trustee and the Master Servicer, upon five (5) Business Days’ advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.  Upon request, the Servicer shall furnish to the Indenture Trustee and the Master Servicer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

Section 4.05

Representations, Warranties and Agreements.

(a)

Representations, Warranties and Agreements of FSC.  FSC, in its capacity as Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Servicer, the Master Servicer, the Subservicer, the Depositor and the Indenture Trustee and the Trust Administrator, as of the Closing Date:

(i)

Due Organization and Authority.  FSC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted; FSC has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by FSC and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of FSC (except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affect the enforcement of creditor’s rights generally) and all requisite corporate action has been taken by FSC to make this Agreement valid and binding upon FSC in accordance with its terms;

(ii)

Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of FSC;

(iii)

No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by FSC or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of FSC’s charter or by-laws or any legal restriction or any agreement or instrument to which FSC is now a party or by which it is bound, (b) constitute a default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which FSC or its property is subject or (e) impair the ability of FSC to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(iv)

Ability to Perform.  FSC does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)

No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to FSC’s knowledge, threatened against FSC which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of FSC, or in any material impairment of the right or ability of FSC to carry on its business substantially as now conducted, or in any material liability on the part of FSC, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of FSC contemplated herein, or which would be likely to impair materially the ability of FSC to perform under the terms of this Agreement;

(vi)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by FSC of or compliance by FSC with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii)

No Default.  FSC is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which FSC is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of FSC to perform under the terms of this Agreement;

(viii)

Ability to Service.  FSC or an affiliate is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  FSC or an affiliate is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make FSC or an affiliate unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(ix)

No Untrue Information.  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and

(x)

No Commissions to Third Parties.  FSC has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(b)

Representations, Warranties and Agreements of the Subservicer.

The Subservicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Servicer, the Master Servicer, the Depositor and the Issuer, the Indenture Trustee and the Trust Administrator, as of the Closing Date:

(i)

Due Organization and Authority.  The Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Subservicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Subservicer (except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affect the enforcement of creditor’s rights generally) and all requisite corporate action has been taken by the Subservicer to make this Agreement valid and binding upon the Subservicer in accordance with its terms;

(ii)

Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer;

(iii)

No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Subservicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Subservicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Subservicer is now a party or by which it is bound, (b) constitute a material default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject or (e) impair the ability of the Subservicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(iv)

Ability to Perform.  The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)

No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the Subservicer’s knowledge, threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Subservicer contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(vi)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii)

No Default.  The Subservicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Subservicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(viii)

Ability to Service.  The Subservicer is an approved seller/Subservicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Subservicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac; and

(ix)

No Commissions to Third Parties.  The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(c)

Remedies for Breach of Representations and Warranties of FSC and the Subservicer.  It is understood and agreed that the representations and warranties set forth in Sections 4.05(a) and 4.05(b) shall survive the engagement of each Representing Party to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and the Subservicer, as applicable, and shall inure to the benefit of the Master Servicer and the Indenture Trustee.  Upon discovery by either the Servicer, the Subservicer, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the such Representing Party to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other parties.

Within 60 days of the earlier of either discovery by or notice to a Representing Party of any breach of a representation or warranty set forth in Section 4.05(a) or Section 4.05(b), as applicable, which materially and adversely affects the ability of such Representing Party to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, such Representing Party shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, such Representing Party shall, at the Indenture Trustee’s or the Master Servicer’s option, assign its rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer.  Such assignment shall be made in accordance with Sections 4.06(e) and 4.06(f).

In addition, such Representing Party shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such Representing Party’s representations and warranties contained in Section 4.05.

Any cause of action against a Representing Party relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) or Section 4.05(b), as applicable,  shall accrue upon (i) discovery of such breach by such Representing Party or notice thereof by the Master Servicer, the Depositor or the Indenture Trustee to such Representing Party, (ii) failure by the Representing Party to cure such breach within the applicable cure period, and (iii) demand upon the Representing Party by the Master Servicer or the Indenture Trustee for compliance with this Agreement.

(d)

Additional Indemnification by FSC.  FSC shall indemnify the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, and the Trust Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of FSC to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. FSC shall immediately notify the Master Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and FSC shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim.  FSC shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to FSC’s indemnification pursuant to this Section 4.05(d), or the failure of FSC to service and administer the Mortgage Loans in accordance with the terms of this Agreement.

(e)

Additional Indemnification by the Subservicer.  The Subservicer shall indemnify the Master Servicer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee, the Issuer and the Trust Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of the Subservicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The Subservicer shall immediately notify the Master Servicer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Subservicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim.  The Subservicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Subservicer’s indemnification pursuant to this Section 4.05(e), or the failure of the Subservicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement.

Section 4.06

The Servicer and the Subservicer.

(a)

Merger or Consolidation of FSC.  FSC shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which FSC may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which FSC shall be a party, or any Person succeeding to the business of FSC, shall be the successor of FSC hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

(b)

Limitation on Liability of FSC and Others.  Neither FSC nor any of the directors, officers, employees or agents of FSC shall be under any liability to the Master Servicer, the Depositor, the Issuer, the Indenture Trustee or the Trust Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect FSC or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. FSC and any director, officer, employee or agent of FSC may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  FSC shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that FSC may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, FSC shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

(c)

Limitation on Resignation and Assignment by FSC.  This Agreement has been entered into with FSC in reliance upon the independent status of FSC, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, except as expressly provided in this Section 4.06(c) and Section 4.02(a), FSC shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator; provided, that in each case, there must be delivered to the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities.

FSC shall not resign from the obligations and duties hereby imposed on it except by mutual consent of FSC and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by FSC.  Any such determination permitting the resignation of FSC shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Indenture Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them.  No such resignation shall become effective until a successor shall have assumed FSC’s responsibilities and obligations hereunder in the manner provided in Section 4.08.

Without in any way limiting the generality of this Section 4.06, in the event that FSC either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 4.06 and Section 4.02(a), without the prior written consent of the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of the Agreement, without any payment of any penalty or damages and without any liability whatsoever to FSC or any third party.

(d)

Merger or Consolidation of the Subservicer.  The Subservicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

(e)

Limitation on Liability of the Subservicer and Others.  Neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Master Servicer, the Depositor, the Issuer, Indenture Trustee or the Trust Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Subservicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, the Subservicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

(f)

Limitation on Resignation and Assignment by the Subservicer.  This Agreement has been entered into with the Subservicer in reliance upon the independent status of the Subservicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, except as expressly provided in this Section 4.06(f) and Section 4.02(a), the Subservicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, without the prior written consent of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Subservicer, shall not be unreasonably withheld by any of them; provided, that in each case, there must be delivered to the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities.

The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer.  Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Indenture Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them.  No such resignation shall become effective until a successor shall have assumed the Subservicer’s responsibilities and obligations hereunder in the manner provided in Section 4.08.

Without in any way limiting the generality of this Section 4.06, in the event that the Subservicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 4.06(f) and Section 4.02(a), without the prior written consent of the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Subservicer or any third party.

(g)

Successor Servicers.  The provisions of Sections 4.06(a), (b), and (c) shall apply to any successor to FSC as Servicer hereunder other than the Subservicer.

Section 4.07

Termination.

Termination for Cause.

Any of the following occurrences shall constitute an event of default (each, a “Servicer Event of Default”) on the part of the Servicer or the Subservicer:

(1)

any failure by the Servicer or the Subservicer, as applicable, to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Subservicer, as applicable, by the Master Servicer or the Servicer; or

(2)

failure by the Servicer or the Subservicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Subservicer, as applicable, set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Subservicer, as applicable, by the Master Servicer or the Servicer; or

(3)

failure by the Servicer or the Subservicer, as applicable, to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on the Servicer’s or the Subservicer’s, as applicable, ability to service the Mortgage Loans; or

(4)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Subservicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(5)

the Servicer or the Subservicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Subservicer, as applicable, or of or relating to all or substantially all of its property; or

(6)

the Servicer or the Subservicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(7)

the Servicer or the Subservicer, as applicable, ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer;

(8)

the Servicer or the Subservicer, as applicable, attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer or the Subservicer, as applicable, or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement;

(9)

if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Securities due to a reason attributable to the Subservicer or (y) the Subservicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced below its rating in effect on the Closing Date or withdrawn; provided that if the Subservicer’s rating by any Rating Agency is reduced by not more than two levels, the Subservicer shall have 180 days to cure such default by having the applicable Rating Agency restore the Subservicer’s rating to its level in effect on the Closing Date; or

(10)

the net worth of the Servicer or the Subservicer, as applicable, shall be less than $15,000,000; or

(11)

failure by the Servicer or Subservicer, as applicable, to duly perform, within the required time period, its obligations under Sections 4.04(e) or 4.04(d) which failure continues unremedied for a period of 7 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or to the Subservicer by the Servicer, as applicable.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer, the Indenture Trustee or the Servicer (in the case of a Subservicer Event of Default) may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, the Indenture Trustee or the Servicer (in the case of a Subservicer Event of Default), by notice in writing to the Servicer or the Subservicer, as applicable, may terminate all the rights and obligations of the Servicer or the Subservicer, as applicable, under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Subservicer of such written notice of termination, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Servicer, an Affiliate of the Servicer or a successor subservicer appointed by the Servicer with the consent of the Master Servicer and the Indenture Trustee, which consent shall not be unreasonably withheld, and the Servicer (or the successor subservicer) shall be subject to all of the responsibilities, duties and liabilities relating thereto, including the obligation to make Monthly Advances, provided however, any assumption of such duties by the Servicer or an Affiliate of the Servicer pursuant to this paragraph shall be conditioned upon the receipt by the Master Servicer, the Seller, the Depositor, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing to the Servicer or its Affiliate will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities.  Upon receipt by the Servicer, of such written termination notice, all authority and power of the Servicer, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer, in accordance with Section 4.08(a).  Upon written request from the Master Servicer, the Servicer or the Subservicer, as applicable, shall prepare, execute and deliver to the successor servicer or subservicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s or the Subservicer’s, as applicable, sole expense.  The Servicer or the Subservicer, as applicable, shall cooperate with the Seller, the Master Servicer, the Indenture Trustee and such successor in effecting the termination of the Servicer’s or the Subservicer’s, as applicable, responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer or the Subservicer, as applicable, to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Master Servicer, with the consent of the other parties, may waive any default by the Servicer or the Subservicer, as applicable, in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

The Master Servicer shall promptly notify the Servicer at any time that the Master Servicer obtains actual knowledge of the occurrence of an Event of Default with respect to the Subservicer.

Section 4.08

Successor to Servicer and Subservicer, Miscellaneous Provisions.

(a)

Successor to the Servicer.  Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06, or 4.07, the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 4.06(d) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer shall be subject to the approval of the Master Servicer, the Indenture Trustee and the Trust Administrator.  Any approval of a successor servicer by the Master Servicer, the Indenture Trustee and the Trust Administrator, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Seller, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities.  In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(a) and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Master Servicer, the Indenture Trustee and the Seller under Sections 4.08(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.08(c), 4.05(d) and 4.05(e) shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.  Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents.  The Servicer shall cooperate with the Indenture Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer, the Master Servicer, the Trust Administrator and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, the Master Servicer, the Indenture Trustee or the Trust Administrator may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator, the Seller and Master Servicer and the Depositor of such appointment.

(b)

Successor to the Subservicer.  Notwithstanding anything to the contrary in Section 4.08(a), any successor to the Subservicer (but not the Servicer acting as successor to the Subservicer, in which case the Servicer shall be governed by Section 4.08(a)) shall be governed by this Section 4.08(b).  Simultaneously with the termination of the Subservicer’s responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06 or 4.07, the Servicer shall (i) within 90 days of the Subservicer’s notice of such termination, succeed to and assume all of the Subservicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 4.06(d) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement simultaneously with the termination of the Subservicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Subservicer pursuant to (i) or (ii) above, in either case shall be subject to the approval of the Master Servicer, the Indenture Trustee and the Trust Administrator.  Any approval of a successor Subservicer by the Servicer, the Master Servicer, the Indenture Trustee and the Trust Administrator, shall, if the successor Subservicer is not at that time a Subservicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Seller, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities.  In connection with such appointment and assumption, the Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Subservicer under this Agreement.  In the event that the Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Subservicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(b) and shall in no event relieve the Subservicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Servicer, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Seller under Sections 4.05(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.05(c), 4.05(d) and 4.05(e) shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement.  Neither the Servicer, in its capacity as successor Subservicer, nor any other successor Subservicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Subservicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents.  The Subservicer shall cooperate with the Servicer, the Indenture Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Subservicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer, the Indenture Trustee, the Subservicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Subservicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, the Servicer, the Master Servicer, the Trust Administrator or the Indenture Trustee may have against the Subservicer arising out of the Subservicer’s actions or failure to act prior to any such termination or resignation.

The Subservicer shall deliver promptly to the successor Subservicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator, the Seller, Master Servicer and the Depositor of such appointment.

(c)

Costs.  The Seller shall pay the legal fees and expenses of its attorneys.  Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning Servicer if such termination or resignation is a result of an occurrence of a termination event under Sections 4.05(c) or 4.07, and (ii) in all other cases by the Trust.

Section 4.09

Miscellaneous Servicing Provisions.

(a)

Protection of Confidential Information.  The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, subservicers, special servicers, auditors, taxing authorities or other governmental agencies.

(b)

No Personal Solicitation.  For as long as either the Servicer or the Subservicer services the Mortgage Loans, each covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related mortgagors.  It is understood that promotions undertaken by the Servicer and the Subservicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 4.08(e).

(c)

Intention of the Parties.  It is the intention of the Seller, Servicer and Subservicer that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans.  Accordingly, the parties hereby acknowledge that the Trust remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto, subject to the lien of the Indenture.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 5.01

Duties of the Master Servicer; Representations and Warranties.  (a)  For and on behalf of the Issuer, the Indenture Trustee and the Securityholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Article V.  The Master Servicer hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator, the Servicer and the Subservicer, as of the Closing Date, that:

(i)

it is validly existing and in good standing as a federally chartered national banking association and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)

the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 5.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)

the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)

It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Servicer and the Subservicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in this Section 5.01.  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 8.01) of such parties respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator, the Servicer or the Subservicer or notice thereof by any one of such parties to the other parties.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 5.02

Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.  (a)  The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Indenture Trustee.  The Master Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and fidelity bond.  The Master Servicer shall (i) require the Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of Section 4.02(m) of this Agreement, (ii) cause the Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in Section 4.02(m) of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

(b)

The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator any material changes that may occur in the Master Servicer’s Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Trust Administrator.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Indenture Trustee for deposit into the Collection Account.  Any amounts relating to the Mortgage Loans collected by the Servicer under any such bond or policy shall be remitted to the Master Servicer.

Section 5.03

Master Servicer’s Financial Statements and Related Information.  For each year this Agreement is in effect, the Master Servicer shall deliver to the Trust Administrator, the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2005.  Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 5.04

Power to Act; Procedures.  (a)  The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee or the Securityholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Securityholders under this Agreement and the Indenture.  The Master Servicer shall represent and protect the interests of the Issuer, the Indenture Trustee and the Securityholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.  Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicer, to the extent such authority is delegated to such Servicer under this Agreement, is hereby authorized and empowered by the Indenture Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Servicing Standards, to execute and deliver, on behalf of itself and the Securityholders, the Trust Administrator, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Indenture Trustee (or the Trust Administrator acting for the Indenture Trustee) shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer to service the Mortgage Loans in each case in accordance with Servicing Standards (and the Indenture Trustee or the Trust Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer).  If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Master Servicer shall join with the Indenture Trustee in the appointment of a co trustee pursuant to Section 6.10 of the Indenture.  In no event shall the Master Servicer, without the Indenture Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.  The Master Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Servicing Standards where such practices do not conflict with this Agreement.  Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the Servicer to make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.03 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

Section 5.05

Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)

The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicer is not required to take under this Agreement and (ii) cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action.

(b)

The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of the Servicer hereunder, and shall, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the Servicer under this Agreement (or agree to execute and deliver a successor servicing or sub-servicing agreement with a successor servicer).  Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or sub-servicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

Section 5.06

[Reserved]

Section 5.07

Collection Account.  (a)  On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the “Collection Account”), entitled “Collection Account, HSBC Bank USA, as Indenture Trustee, in trust for Holders of the Fieldstone Mortgage Investment Trust, Series 2004-1, Mortgage Backed Securities.”  The Collection Account shall relate solely to the Securities issued by the Issuer, and funds deposited in the Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)

The Trust Administrator shall give to the Master Servicer and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee .  On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.08), other than amounts not included in Interest Funds or Principal Funds to be paid to Securityholders for such Payment Date, shall be applied to make the requested payment of principal and/or interest on each class of Securities.

(d)

The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date.  Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by the Master Servicer (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)

all remittances from the Custodial Account to the Master Servicer pursuant to Section 4.03;

(ii)

all Advances made by the Servicer or the Master Servicer pursuant to Section 6.05 hereof and any payment in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.21 hereof;

(iii)

the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan; and

(iv)

any Net Swap Receipts or any swap breakage costs received by the Trust Administrator.

(e)

Funds in the Collection Account may be invested by the Trust Administrator in Eligible Investments selected by and at the written direction of the Trust Administrator, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Trust Administrator or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Indenture Trustee and the Securityholders.  All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.08 and shall not be part of the Trust Estate.  The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Servicer, as applicable, as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 5.08

Application of Funds in the Collection Account.  The Trust Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)

to reimburse the Master Servicer or the Servicer, as applicable, for Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(ii)

to reimburse the Master Servicer or the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iii)

to reimburse the Master Servicer or the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(o) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(iv)

to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable party any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(v)

to the extent not paid by the Servicer, to pay any Insurance Premium with respect to a Mortgage Loan;

(vi)

to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

(vii)

on each Payment Date, to make payment to the Securityholders in the amounts and in the manner provided for in Section 6.02 for the related Payment Date (to the extent collected by the Master Servicer or the Servicer);

(viii)

on each Payment Date, to make payment for distribution to the Ownership Certificate, all Prepayment Premiums received during the immediately preceding Prepayment Period;

(ix)

to make payment to itself, the Master Servicer, the Servicer, the Subservicer, the Indenture Trustee, the Custodian, the Owner Trustee and others pursuant to any provision of this Agreement, the Trust Agreement, the Indenture or the Custodial Agreement;

(x)

to withdraw funds deposited in error in the Collection Account;

(xi)

to clear and terminate the Collection Account pursuant to Article IX;

(xii)

to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee or a successor master servicer appointed by the Indenture Trustee pursuant to Section 8.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Securityholders;

(xiii)

to pay the Swap Counterparty any Net Swap Payments two Business Days prior to each applicable Payment Date; and

(xiv)

to make payment to the Owner Trustee, the Owner Trustee Fee for such Payment Date, if any.

In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and (iv) above, the Master Servicer’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan.  The Trust Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

Section 5.09

Reports to Indenture Trustee and Securityholders.

(a)

On each Payment Date, the Trust Administrator shall make available to the Indenture Trustee and each Securityholder, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer or Subservicer and information provided by the Swap Counterparty):

(i)

the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Securities other than any Class of Notional Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)

the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Securities allocable to interest and the calculation thereof;

(iii)

the amount, if any, of any payment to the Holder of the Ownership Certificate;

(iv)

(A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)

the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)

the Class Principal Amount (or Class Notional Amount) of each Class of Securities, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Note Principal Amounts due to Applied Loss Amounts;

(vii)

the amount of all Prepayment Premiums distributed to the Ownership Certificate;

(viii)

the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(ix)

the amount of the Owner Trustee Fee and Servicing Fees paid during the Collection Period to which such payment relates;

(x)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trust Administrator by the Servicer or Subservicer, (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(xi)

the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

(xii)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

(xiii)

the aggregate outstanding Available Funds Shortfalls, if any, for each Class of Securities, after giving effect to the distribution made on such Payment Date;

(xiv)

the Interest Rate applicable to such Payment Date with respect to each Class of Securities;

(xv)

the Interest Funds and the Principal Funds applicable to such Payment Date;

(xvi)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually distributed);

(xvii)

the amount of any Overcollateralization Deficiency after giving effect to the payments made on such Payment Date; and

(xviii)

LIBOR with respect to such Payment Date.

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate or the Class S Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Notes.

The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Securityholders via the Trust Administrator’s website.  The Trust Administrator’s website can be accessed at www.ctslink.com.  Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600.  Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at Wells Fargo Bank Minnesota, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045), and indicating such.  The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trust Administrator based solely on Mortgage Loan data provided to the Trust Administrator by the Master Servicer (in a format agreed to by the Trust Administrator and the Master Servicer) no later than 12:00 p.m.(noon) Eastern Standard Time four Business Days prior to the Payment Date.  In preparing or furnishing the foregoing information, the Trust Administrator and the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer or the Subservicer, and neither the Trust Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data.  The Trust Administrator and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b)

Upon the reasonable advance written request of any Securityholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Securityholder such reports and access to information and documentation regarding the Mortgage Loans as such Securityholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Securities; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Securityholder for actual expenses incurred in providing such reports and access.

(c)

Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Securityholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Securityholders pursuant to Section 5.09(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 5.09(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement.  Such information shall include the amount of original issue discount accrued on each Class of Securities and information regarding the expenses of the Issuer.  The Trust Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code.  The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Indenture Trustee to prepare such reports.

(d)

The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Securityholders.  The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports (and the Trust Administrator may rely solely upon such information).

Section 5.10

Termination of Servicer or Subservicer; Successor Servicers.  (a)  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer or Subservicer, as applicable, upon the occurrence of a Servicer Event of Default as set forth in Section 4.07; provided, however, that in the event of termination of the Servicer or of both the Servicer and the Subservicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in Section 4.08.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer.  The Master Servicer shall be entitled to be reimbursed by the Servicer or Subservicer, as applicable (or by the Trust Estate, if the Servicer or Subservicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)

If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)

If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Nonrecoverable Advance.

Section 5.11

Master Servicer Liable for Enforcement.  The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of Article IV for the benefit of the Securityholders.  The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.  Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of either the Servicer or Subservicer in the performance by such Servicer of its obligations under Article IV.

Section 5.12

Assumption of Master Servicing by Indenture Trustee.  (a)  In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 8.01 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder.  The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)

The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

Section 5.13

[Reserved]

Section 5.14

Release of Mortgage Files.  (a)  Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the Servicer to, promptly notify the Indenture Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Trust Administrator pursuant to Section 5.07 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached to the Custodial Agreement) the Indenture Trustee or the Custodian, to deliver to the Servicer or Subservicer the related Mortgage File.  Upon receipt of such certification and request, the Indenture Trustee or the Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Master Servicer is authorized, and the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Master Servicer, or by the Servicer, as applicable, (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings.  The Indenture Trustee or the Custodian, shall, upon request of the Master Servicer or of the Servicer, as applicable, and delivery to the Indenture Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form attached to the Custodial Agreement, release the related Mortgage File held in its possession or control to the Master Servicer (or the Servicer, as applicable).  Such trust receipt shall obligate the Master Servicer or the Servicer, as applicable, to return the Mortgage File to the Indenture Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or the Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as applicable, to the Master Servicer or the Servicer as applicable.

Section 5.15

Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.  (a)  The Master Servicer shall transmit, or cause the Servicer to transmit, to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee or the Custodian.  Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Securityholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Fee and other amounts as provided herein.  The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Securityholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement and shall be authorized to remit such funds to the Indenture Trustee in accordance with this Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or the Master Servicer that are collected by the Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer or the Master Servicer is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer shall be held by the Master Servicer or the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)

The Master Servicer agrees that it shall not, and shall not authorize the Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 5.16

Opinion.  On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Issuer, the Trust Administrator, the Servicer and the Subservicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Merrill Lynch, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 5.17

[Reserved]

Section 5.18

[Reserved]

Section 5.19

[Reserved]

Section 5.20

Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents.  The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts paid in respect of the Securities have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause the Servicer to deliver to the Indenture Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer or Subservicer from time to time.

Section 5.21

Compensation to the Master Servicer.  Pursuant to Section 5.07(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation.  Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Distribution Date, an amount equal to the lesser of (i) its master servicing compensation with respect to such Distribution Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Distribution Date pursuant to this Agreement, but which is not paid by the Servicer or by the Subservicer on its behalf. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 5.22

[Reserved]

Section 5.23

Reports to the Indenture Trustee.  (a)  Not later than 30 days after each Payment Date, the Trust Administrator shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a officer of the Trust Administrator, setting forth the status of the Collection Account maintained by the Trust Administrator as of the close of business on the related Payment Date, indicating that all distributions required by this Agreement to be made by the Trust Administrator have been made (or if any required distribution has not been made by the Trust Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Trust Administrator.  Copies of such statement shall be provided by the Trust Administrator, upon request, to the Depositor, Attention:  Contract Finance and any Securityholders (or by the Indenture Trustee at the Trust Administrator’s expense if the Trust Administrator shall fail to provide such copies to the Securityholders (unless (i) the Trust Administrator shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Trust Administrator’s failure to provide such statement)).

(b)

Not later than two Business Days following each Payment Date, the Trust Administrator shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicer or Subservicer’s or by the Depositor.

(c)

All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 5.24

Annual Officer’s Certificate as to Compliance.  (a)  The Master Servicer shall deliver to the Indenture Trustee no later than five Business Days after the 15th of March of each calendar year, commencing in March 2005, an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations set forth in Article IV hereunder in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of such Servicer’s or Subservicer’s annual audit report, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

(b)

Copies of such statements shall be provided to any Securityholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 5.25

Annual Independent Accountants’ Servicing Report.  If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Indenture Trustee and the Depositor no later than five Business Days after the fifteenth of March of each calendar year, commencing in March 2005 to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report.  Copies of such statements shall be provided to any Securityholder upon request by the Master Servicer, or by the Indenture Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 5.26

Merger or Consolidation.  Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

Section 5.27

Resignation of Master Servicer.  Except as otherwise provided in Sections 5.26 and this Section 5.27 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Indenture Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee.  No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

Section 5.28

Assignment or Delegation of Duties by the Master Servicer.  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 5.21 hereof, shall thereafter be payable to such successor master servicer.

Section 5.29

Limitation on Liability of the Master Servicer and Others.  (a)  The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)

No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.08.

Section 5.30

Indemnification; Third Party Claims.  The Master Servicer agrees to indemnify the Depositor, the Issuer and the Indenture Trustee, the Owner Trustee, the Servicer and the Subservicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer or Subservicer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement.  The Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer and the Subservicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer or Subservicer to indemnification under this Section 5.30, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 5.31

Alternative Index.  In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 5.32

Transfer of Servicing.  The Seller agrees that it shall provide written notice to the Master Servicer and the Indenture Trustee thirty days prior to any proposed transfer or assignment by the Seller of the servicing of the Mortgage Loans other than transfer or assignment to the Subservicer.  In addition, the ability of the Seller to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions:

(i)

receipt of written consent of the Master Servicer and Indenture Trustee to such transfer;

(ii)

Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

(iii)

Such successor servicer must satisfy the servicer eligibility standards set forth in Section 4.06(d);

(iv)

Such successor servicer must execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer;

(v)

If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities; and

(vi)

The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Payment Date, to the Indenture Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.  Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

ARTICLE VI

DEPOSITS AND PAYMENTS TO HOLDERS

Section 6.01

The Collection Account.

(a)

The Trust Administrator shall establish and maintain in the name of the Securities Intermediary the Collection Account as provided in Section 5.07, which account shall be pledged to the Indenture Trustee for the benefit of the Securityholders.

(b)

The Trust Administrator shall make withdrawals from the Collection Account only for the purposes set forth in Section 5.08.

Section 6.02

Payments from the Collection Account.

(a)

On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall withdraw from the Collection Account the Total Remittance Amount (to the extent such amount is on deposit in the Collection Account) and shall distribute such amount as specified in this Section.  All allocations and distributions made between and with respect to Group 1 and Group 2 in this Section shall be made concurrently.

(b)

On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Interest Funds for Group 1 for such date in the following order of priority in accordance with the report of the Trust Administrator:

(i)

to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of any Net Swap Payment for such Payment Date;

(ii)

pro rata, to the Class 1-A Notes, the A-IO(1) Component and the Class S Certificates, Current Interest thereon (or in the case of the Class S Certificates, the Allocable Portion of Current Interest thereon) for such Payment Date;

(iii)

pro rata, to the Class 2-A Notes, the A-IO(2) Component and the Class S Certificates, Current Interest thereon (or in the case of the Class S Certificates, the Allocable Portion of Current Interest thereon) (in each case after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date;

(iv)

to the Class M1 Notes, Current Interest for such class for such Payment Date;

(v)

to the Class M2 Notes, Current Interest for such class for such Payment Date;

(vi)

to the Class M3 Notes, Current Interest for such class for such Payment Date;

(vii)

to the Class M4 Notes, Current Interest for such class for such Payment Date;

(viii)

to the Class M5 Notes, Current Interest for such class for such Payment Date;

(ix)

to the Class M6 Notes, Current Interest for such class for such Payment Date;

(x)

to the Indenture Trustee, the Owner Trustee and the Master Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in this Agreement;

(xi)

for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (e) of this Section, any Interest Funds remaining after application pursuant to clauses (i) through (x) above.

(c)

On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Interest Funds for Group 2 for such date in the following order of priority in accordance with the report of the Trust Administrator:

(i)

to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of any Net Swap Payment for such Payment Date;

(ii)

pro rata, to the Class 1-A Notes, the A-IO(1) Component and the Class S Certificates, Current Interest thereon (or in the case of the Class S Certificates, the Allocable Portion of Current Interest thereon) (in each case after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date;

(iii)

pro rata, to the Class 1-A Notes, the A-IO(1) Component and the Class S Certificates, Current Interest thereon (or in the case of the Class S Certificates, the Allocable Portion of Current Interest thereon) (in each case after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date;

(iv)

to the Class M1 Notes, Current Interest for such class for such Payment Date;

(v)

to the Class M2 Notes, Current Interest for such class for such Payment Date;

(vi)

to the Class M3 Notes, Current Interest for such class for such Payment Date;

(vii)

to the Class M4 Notes, Current Interest for such class for such Payment Date;

(viii)

to the Class M5 Notes, Current Interest for such class for such Payment Date;

(ix)

to the Class M6 Notes, Current Interest for such class for such Payment Date;

(x)

to the Indenture Trustee, the Owner Trustee and the Master Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in this Agreement;

(xi)

for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (e) of this Section, any Interest Funds remaining after application pursuant to clauses (i) through (x) above.

(d)

On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Principal Funds for such date in accordance with the report of the Trust Administrator as follows:

(i)

On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Principal Payment Amount, concurrently:

(1)

For Group 1:  The Principal Payment Amount for Group 1 will be distributed in the following order of priority:

(A)

to the Class 1-A Notes, until the Class Principal Amount of such class has been reduced to zero;

(B)

to the Class 2-A Notes, after giving effect to payments pursuant to subsection 6.02(d)(i)(2)(A), until the Class Principal Amount of such class has been reduced to zero;

(C)

to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

(D)

to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

(E)

to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

(F)

to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

(G)

to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

(H)

to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero; and

(I)

to the Ownership Certificate, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (A) through (H) above.

(2)

For Group 2:  The Principal Payment Amount for Group 2 will be distributed in the following order of priority:

(A)

to the Class 2-A Notes, until the Class Principal Amount of such class has been reduced to zero;

(B)

to the Class 1-A Notes, after giving effect to payments pursuant to subsection 6.02(d)(i)(1)(A), until the Class Principal Amount of such class has been reduced to zero;

(C)

to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

(D)

to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

(E)

to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

(F)

to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

(G)

to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

(H)

to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero; and

(I)

to the Ownership Certificate, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (A) through (H) above.

(ii)

On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Principal Payment Amount for such date in accordance with the report of the Trust Administrator in the following order of priority:

(1)

(a) so long as the Class M1, Class M2, Class M3, Class M4, Class M5 or Class M6 Notes are outstanding, to the Class 1-A Notes (from amounts in Group 1 except as provided below) and to the Class 2-A Notes (from amounts in Group 2 except as provided below), in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the Class A Notes of the other Mortgage Group, after giving effect to payments on such Payment Date, but in an amount such that the aggregate amount paid to the Class A Notes of the other Mortgage Group in respect of principal does not exceed the related Senior Principal Payment Amount for such Payment Date; or (b) otherwise to the Class 1-A and Class 2-A Notes, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

(2)

to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A and Class 2-A Notes on such Payment Date pursuant to clause (1) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A and Class M1 Notes on such Payment Date pursuant to clauses (1) and (2) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (1), (2) and (3) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

(5)

to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (1), (2), (3) and (4) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(6)

to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (1), (2), (3), (4) and (5) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

(7)

to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (1), (2), (3), (4), (5) and (6) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero; and

(8)

for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (e) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (1) through (7) above.

(e)

On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute the Monthly Excess Cashflow for such date in accordance with the report of the Trust Administrator in the following order of priority:

(i)

for each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect,

(a)

until the aggregate Class Principal Amount of the Notes equals the Aggregate Loan Balance for such Payment Date minus the Targeted Overcollateralization Amount for such Payment Date, in the following order of priority:

i.

concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date pursuant to subsections 6.02(d)(i)(1) and 6.02(d)(i)(2), to the Class 1-A and Class 2-A Notes, until the Class Principal Amount of each such class has been reduced to zero;

ii.

to the Class M1 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

iii.

to the Class M2 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

iv.

to the Class M3 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

v.

to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

vi.

to the Class M5 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

vii.

to the Class M6 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(b)

to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes (other than the Class A-IO Notes), in the order of priority of the classes of Notes as set forth immediately above, until each such class has received in full all amounts of any Available Funds Shortfall

(ii)

for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay, in accordance with the report of the Trust Administrator, in the following order of priority:

(a)

concurrently, in proportion to the aggregate Class Principal Amounts of the Class A Notes, after giving effect to previous principal payments on such Payment Date pursuant to subsections 6.02(d)(i)(1) and 6.02(d)(i)(2), to the Class 1-A and Class 2-A Notes, until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

(b)

to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

(c)

to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

(d)

to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

(e)

to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

(f)

to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

(g)

to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

(h)

to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes (other than the Class A-IO Notes), in the order of priority of the classes of Notes as set forth immediately above, until each such class has received in full all amounts of any Available Funds Shortfall;

(iii)

to the Swap Counterparty, any swap termination amounts payable to the Swap Counterparty under the Swap Agreement; and

(iv)

to the Ownership Certificate, any amount remaining on such date after application pursuant to clauses (i) through (iii) above:

On the Redemption Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute to each Class of Securities the related Redemption Price therefor, as set forth in the Indenture.

Section 6.03

Net Swap Payments and Net Swap Receipts.

(a)

On any Payment Date for which the Trust Administrator receives a Net Swap Receipt, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall apply the Group 1 Percentage of such Net Swap Receipt to pay to the Notes in the following order of priority:  first, Current Interest, in the order and priority described in Section 6.02(b)(ii) through (ix), and second, Available Funds Shortfalls, on the Notes and in the order and priority described in Section 6.02(e)(i)(b) or (e)(ii)(h), as applicable, but only after Interest Funds for Group 1 have been applied to the payment of Current Interest and Available Funds Shortfalls on such Payment Date.  On any Payment Date, the Group 1 Percentage of such Net Swap Receipt that are not applied to the payment of Current Interest and Available Funds Shortfalls in the manner described in the preceding sentence shall be distributed by the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) to the holder of the Ownership Certificate.

(b)

On any Payment Date for which the Trust Administrator receives a Net Swap Receipt, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall apply the Group 2 Percentage of such Net Swap Receipt to pay to the Notes in the following order of priority:  first, Current Interest, in the order and priority described in Section 6.02(c)(ii) through (ix), and second, Available Funds Shortfalls, on the Notes and in the order and priority described in Section 6.02(e)(i)(b) or (e)(ii)(h), as applicable, but only after Interest Funds for Group 2 have been applied to the payment of Current Interest and Available Funds Shortfalls on such Payment Date.  On any Payment Date, the Group 2 Percentage of such Net Swap Receipt that are not applied to the payment of Current Interest and Available Funds Shortfalls in the manner described in the preceding sentence shall be distributed by the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) to the holder of the Ownership Certificate.

Section 6.04

Control of the Trust Account.

(a)

The Depositor, the Issuer and the Indenture Trustee hereby appoint Wells Fargo Bank Minnesota, N.A. as Securities Intermediary with respect to the Trust Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Securityholders, a security interest to secure all amounts due Securityholders hereunder in and to the Trust Account and the Security Entitlements to all Financial Assets credited to the Trust Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Account and all proceeds thereof.  Amounts held from time to time in the Trust Account will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Securityholders.  Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed Wells Fargo Bank Minnesota, N.A. as Securities Intermediary.  Wells Fargo Bank Minnesota, N.A. hereby accepts such appointment as Securities Intermediary.

(b)

With respect to the Trust Account Property credited to the Trust Account, the Securities Intermediary agrees that:

(i)

with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii)

the sole assets permitted in the Trust Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii)

any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(c)

The Securities Intermediary hereby confirms that (A) the Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Trust Account, (B) all Trust Account Property in respect of the Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to the Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(d)

The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Trust Account shall be treated as a Financial Asset;

(e)

If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person.  If at any time the Indenture Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

(f)

In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee.  The Financial Assets credited to the Trust Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Account and (ii) the face amount of any checks which have been credited to the Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(g)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Trust Account.  In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(h)

The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Trust Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(i)

Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Trust Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

(j)

Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee, the Trust Administrator and the Master Servicer to make withdrawals and distributions from the Trust Account for the purpose of permitting the Master Servicer, the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(k)

Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section.  The Depositor shall:

(i)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Trust Account Property; and

(ii)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:  (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

(iii)

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee.  Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property.  In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.04.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

Section 6.05

Advances by Master Servicer and Servicer.

(a)

Subject to Section 4.03(c), Advances shall be made in respect of each Deposit Date as provided herein.  If, on any Determination Date, the Servicer determines that any Scheduled Payments due during the related Collection Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) hereof.  If any Servicer fails to remit Advances required to be made under Section 4.03(c) hereof, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Deposit Date immediately following such Determination Date.  If the Master Servicer determines that an Advance is required, it shall on the Business Day immediately prior to the related Payment Date remit to the Trust Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Collection Account immediately available funds in an amount equal to such Advance.  The Master Servicer and the Servicer shall be entitled to be reimbursed from the Collection Account, and the Servicer shall be entitled to be reimbursed from its respective Custodial Account, for all Advances made by it as provided in Section 4.02(e).  Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Nonrecoverable Advance, the Master Servicer shall be under no obligation to make such Advance.

(b)

In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 6.05, the Indenture Trustee, as successor Master Servicer, shall, on or before the related Payment Date, deposit in the Collection Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Master Servicer or the Servicer with respect to such Payment Date; provided, however, that the Indenture Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise.  The Indenture Trustee shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 6.05 as if it were the Master Servicer.

ARTICLE VII

ADMINISTRATION OF THE AGREEMENTS

Section 7.01

Duties of the Trust Administrator.

(a)

The Trust Administrator agrees to perform all of the duties of the Issuer under the Depository Agreement.  In addition to its duties performed under the Depository Agreement, the Trust Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, this Agreement and the Indenture:

(i)

the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04 of the Indenture);

(ii)

the duty to cause the Certificate Register to be kept if the Issuer assumes the duties of Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new Certificate Registrar and the location, or change in location, of the Certificate Register (Section 3.03 of the Trust Agreement);

(iii)

causing the preparation of the Notes and the Certificates for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes or Certificates, as applicable (Sections 2.04 and 2.05 of the Indenture and Section 3.03 of the Trust Agreement, respectively);

(iv)

causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

(v)

the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02 of the Indenture);

(vi)

the maintenance of an office for registration of transfer or exchange of Certificates (Section 3.03 of the Trust Agreement);

(vii)

the calculation of accrual of original issue discount and the amortization of premium on the Securities (Section 3.03(v) of the Indenture);

(viii)

upon written notice or actual knowledge thereof, the notification to the Indenture Trustee and each Rating Agency of a Servicer Event of Default or a Master Servicer Event of Default under this Agreement (Section 3.07(d) of the Indenture);

(ix)

upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19 of the Indenture);

(x)

the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the Indenture);

(xi)

causing the preparation of any financing statements and continuation statements necessary to protect the Collateral (Section 3.05 of the Indenture);

(xii)

the preparation (but not the execution) of the annual Officer’s Certificate regarding the Issuer’s compliance with the terms of the Indenture (Section 3.09 of the Indenture);

(xiii)

the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19);

(xiv)

causing the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel (which shall not be at the expense of the Trust Administrator) with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01 of the Indenture);

(xv)

the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Indenture Event of Default shall have occurred and be continuing under the Indenture (Section 5.04 of the Indenture);

(xvi)

causing the preparation of an Issuer Request and Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel (which shall not be at the expense of the Trust Administrator), if necessary, for the release of the Collateral, as defined in the Indenture (Section 8.03 of the Indenture);

(xvii)

the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture); and

(xviii)

any other duties expressly required to be performed by the Trust Administrator under the Indenture or the Trust Agreement.

(b)

The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

(c)

Subject to the penultimate paragraph of this Section 7.01, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall perform or supervise the performance of such other activities in connection with the Collateral (including the Operative Agreements) as are not covered by any of the foregoing provisions and as are expressly requested in writing by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

(d)

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuer from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Trust Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

The Trust Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

Section 7.02

Duties of the Trust Administrator With Respect to the Indenture, the Trust Agreement and this Agreement.

(a)

The Trust Administrator shall take all appropriate action that is the duty of the Indenture Trustee to take with respect to the following matters under the Indenture, the Trust Agreement and this Agreement:

(i)

the duties of an authenticating agent for authentication of the Notes (Sections 2.01, 2.02 and 2.11 of the Indenture);

(ii)

the duties of Note Registrar to be kept (Sections 2.03, 2.04, 2.05 and 2.07 of the Indenture);

(iii)

to provide notices and instructions to the Clearing Agency (Section 2.10 of the Indenture);

(iv)

the duties of Paying Agent (Sections 3.03, 4.01, 4.02 and 5.02 of the Indenture); and

(v)

the duties of agent or attorney-in-fact for the purposes of filing financing and continuation statements for the Issuer (Section 3.05 of the Indenture).

(b)

The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

Section 7.03

Records.  The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

Section 7.04

Compensation.  The Trust Administrator will perform the duties and provide the services called for under Section 7.01 and 7.02 above for such compensation as shall be agreed upon between the Trust Administrator and the Master Servicer.

Section 7.05

Additional Information to be Furnished to the Issuer.  The Depositor shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

Section 7.06

Independence of the Trust Administrator.  For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer, the Trust Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

Section 7.07

No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Trust Administrator or the Depositor, respectively, and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7.08

Other Activities of Trust Administrator and the Depositor.  Nothing herein shall prevent the Trust Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Trust Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

Section 7.09

Resignation and Removal of Trust Administrator.

(a)

Subject to Section 7.09(d) hereof, the Trust Administrator may resign its duties hereunder by providing the Issuer with at least 60 days’ prior written notice.

(b)

Subject to Section 7.09(d) hereof, the Issuer may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days’ prior written notice.

(c)

Subject to Section 7.09(d) hereof, the Issuer may remove the Trust Administrator immediately upon written notice of termination from the Issuer to the Trust Administrator if any of the following events shall occur:

(i)

the Trust Administrator shall default in the performance of any of its duties  under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

(ii)

a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy,  insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Trust Administrator’s affairs; or

(iii)

the Trust Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 7.09(c) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

(d)

No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuer in accordance with the Trust Agreement and (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder.  If a successor Trust Administrator does not take office within 60 days after the retiring Trust Administrator resigns or is removed, the resigning or removed Trust Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trust Administrator.

(e)

The appointment of any successor Trust Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Securities.

(f)

Subject to Sections 7.09(d) and 7.09(d) above, the Trust Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to Section 8.01, the Trust Administrator shall immediately resign and such successor Master Servicer shall automatically become the Trust Administrator under this Agreement.  Any such successor Master Servicer shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Master Servicer.

Section 7.10

Action upon Termination, Resignation or Removal of the Trust Administrator.  Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Trust Administrator pursuant to Section 7.09 hereof, the Trust Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal.  The Trust Administrator shall forthwith upon such termination pursuant to Section 7.09 deliver to the successor Trust Administrator all property and documents of or relating to the Collateral then in the custody of the Trust Administrator, or if this Agreement has been terminated, to the Depositor.  In the event of the resignation or removal of the Trust Administrator pursuant to Section 7.09, the Trust Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Trust Administrator.

ARTICLE VIII

MASTER SERVICER EVENTS OF DEFAULT

Section 8.01

Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

(a)

The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i)

Any failure by the Master Servicer to furnish to the Trust Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 5.09(a) which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Indenture Trustee or the Trust Administrator or to such Master Servicer and the Indenture Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Securities affected thereby; or

(ii)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or the Trust Administrator or to the Master Servicer and the Indenture Trustee by the Majority Securityholders; or

(iii)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of such Master Servicer; or

(iv)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 5.26 hereof; or

(vii)

If a representation or warranty set forth in Section 5.01 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Securityholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or the Trust Administrator, or to the Master Servicer and the Indenture Trustee by the Majority Securityholders; or

(viii)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and the Majority Securityholders; or

(ix)

The Master Servicer has notice or actual knowledge that the Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this Agreement and replaced the Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x)

Any failure of the Master Servicer to remit to the Trust Administrator any Advance required to be made to the Trust Administrator for the benefit of Securityholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Payment Date.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this 8.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 8.01, the Indenture Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Securityholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  If a Master Servicer Event of Default described in clause (x) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 8.01, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Securities or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Estate, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively.  If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Estate and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 5.07(c); provided that the terminated Master Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Indenture Trustee shall decide whether and to what extent it is in the best interest of the Securityholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 5.08 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default.  The Trust Administrator or the Master Servicer shall immediately give written notice to the Indenture Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

(b)

On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 8.01(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.27, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder.  In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 5.01.  In the Indenture Trustee’s capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c)

Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.  Such successor Master Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate’s actions and omissions in performing its duties hereunder.  In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.  The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith.  The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Securities or thereafter be received with respect to the Mortgage Loans.  Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 8.02

Additional Remedies of Indenture Trustee Upon Event of Default.

During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Securityholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 8.03

Waiver of Defaults.

The Majority Securityholders may, on behalf of all Securityholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Securities may only be waived with the consent of 100% of the affected Securityholders.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.04

Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Securityholders at their respective addresses appearing on the applicable Register.  The Indenture Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to Securityholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45 day period.

Section 8.05

Directions by Securityholders and Duties of Indenture Trustee During Event of Default.

During the continuance of any Master Servicer Event of Default, the Majority Securityholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non assenting Securityholders.

Section 8.06

Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default.

In the event that a Responsible Officer of the Indenture Trustee or the Trust Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Indenture Trustee or Trust Administrator, as applicable, shall give notice thereof to the Master Servicer.

Section 8.07

Preparation of Reports.

(a)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 15 days after each Payment Date, the Trust Administrator shall, in accordance with industry standards customary for securities similar to the Securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”), file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Securityholders for such Payment Date as an exhibit thereto.  Prior to January 30, 2005, the Trust Administrator shall, in accordance with industry standards applicable to the Securities, file a Form 15 Suspension Notification with respect to the Issuer, if applicable.  Prior to March 31, 2005, the Trust Administrator shall file (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Securities, with respect to the Issuer.  The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the “Form 10-K Certification,” which Form 10-K Certification shall be signed by the Master Servicer).  The Indenture Trustee and the Trust Administrator shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification.  The Depositor hereby grants to the Indenture Trustee, the Master Servicer and the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Issuer.  The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trust Administrator shall have no responsibility to file any items other than those specified in this section.

(b)

Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Estate for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct.  The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

ARTICLE IX

TERMINATION

Section 9.01

Termination.

The respective obligations and responsibilities of the Master Servicer, the Trust Administrator, the Depositor, the Issuer, the Servicer, the Subservicer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i)

the day after the day on which the Securities are paid in full (including payment pursuant to Section 9.02 below); and

(ii)

the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 9.02

Termination Prior to Maturity Date; and Optional Redemption.

(a)

On the Payment Date following the month in which the Pool Balance is less than 20% of the sum of the Cut-off Date Balance, the Servicer acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Redemption Price.  The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Redemption Price for any outstanding Advances, Servicing Advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture or the Trust Agreement, as applicable.  If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes.  The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer not less than 15 days prior to the applicable Payment Date.  If the Servicer fails to exercise such option by the immediately subsequent Payment Date, the Interest Rate for each class of Notes will be increased as set forth in the table in the Preliminary Statement herein.  The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Indenture Trustee and the Master Servicer not less than ten days prior to the applicable Payment Date.

In connection with such purchase, the Servicer shall remit to the Trust Administrator all amounts then on deposit in the Custodial Account in respect of the related Total Remittance Amount for deposit to the Note Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(b)

Promptly following any such purchase pursuant to paragraph (a) of this Section, the Indenture Trustee or the applicable Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 10.02, or otherwise upon its order.

Section 9.03

Certain Notices upon Final Payment.

The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Securityholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.01, or the date on which the Securities will be redeemed in accordance with Section 9.02.  Not later than the fifth Business Day in the Due Period in which the final distribution in respect to the Securities is payable to the Securityholders, the Indenture Trustee shall mail to the Securityholders a notice specifying the procedures with respect to such final distribution.  The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Securityholders.  Following the final distribution thereon, such Securities shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Section 9.04

Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, and their respective successors and permitted assigns.  No other Person will have any right or obligation hereunder.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01

Binding Nature of Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.02

Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 10.03

Amendment.  (a)  This Agreement may be amended from time to time by the parties hereto and the Holder of the Ownership Certificate and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect), without notice to or the consent of any of the Holders of the Securities, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement, (iii) to make any other provision with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust), the status of the Securities as debt for federal income tax purposes, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder, nor shall such amendment be with respect to Section 6.02(b) or (c) or the definition of “Interest Funds” without the prior written consent of the Swap Counterparty.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Securities.

(b)

This Agreement may also be amended from time to time by the parties hereto and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect), with the consent of the Securityholders representing 662/3% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Class of Securities, without the consent of the Securityholders of such Class or (ii) reduce the aforesaid percentages of Security Principal Amount of Notes, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Security Principal Amount of the Securities.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Securities, the related Security Owners; provided further, however, that no such amendment may be made with respect to Section 6.01(b) or (c) or the definition of “Interest Funds” without the prior written consent of the Swap Counterparty.

(c)

Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d)

It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

Section 10.04

Acts of Securityholders.  Except as otherwise specifically provided herein, whenever Securityholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

Section 10.05

Recordation of Agreement.  To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Balance of the Securities and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders, or is necessary for the administration or servicing of the Mortgage Loans.

Section 10.06

Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

Section 10.07

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i)

if to the Seller:

Fieldstone Investment Corporation

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

Attention:  Chief Financial Officer

Telephone:  (410) 772-5179

Facsimile:  (410) 772-7299

(ii)

if to the Servicer:

Fieldstone Servicing Corp.

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

Attention:  Chief Financial Officer

Telephone:  (410) 772-5179

Facsimile:  (410) 772-7299

(ii)

if to the Subservicer:

Chase Manhattan Mortgage Corporation

10790 Rancho Bernardo Road

San Diego, California 92127

Attention:  Cindy Dunks

Telephone:

Facsimile:

with a copy to:

Chase Manhattan Mortgage Corporation

343 Thornall Street

Edison, New Jersey  08837

Attention:  General Counsel

Telephone:

Facsimile:

(iii)

if to the Master Servicer:

Wells Fargo Bank Minnesota, National Association

P.O. Box 98

Columbia, Maryland  21046

Attention:  Fieldstone 2004-1

(or in the case of overnight deliveries,

9062 Old Annapolis Road

Columbia, Maryland 21045)

Telephone:  (410) 884-2000

Facsimile:   (410) 715-2380

(iv)

if to the Trust Administrator:

Wells Fargo Bank Minnesota, National Association

P.O. Box 98

Columbia, Maryland  21046

Attention:  Fieldstone 2004-1

(or in the case of overnight deliveries,

9062 Old Annapolis Road

Columbia, Maryland 21045)

Telephone:  (410) 884-2000

Facsimile:   (410) 715-2380

(v)

if to the Indenture Trustee:

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018

Attention: Issuer Services

(vi)

if to the Depositor:

Merrill Lynch Mortgage Investors, Inc.

250 Vesey Street

4 World Financial Center, 10th Floor

New York, New York 10080

Attention: Mortgage Backed Finance

(vi)

if to the Issuer:

c/o U.S. Bank Trust National Association

300 Delaware Avenue

Suite 813

Wilmington, Delaware 19801

Attention:  Corporate Trust Administration

All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

Section 10.08

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

Section 10.09

Indulgences; No Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 10.10

Headings Not To Affect Interpretation.  The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 10.11

Benefits of Agreement.  Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be an express third-party beneficiary of this Agreement.

Section 10.12

Special Notices to the Rating Agencies.  (a)  The Seller shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(i)

any amendment to this Agreement pursuant to Section 10.03; and

(ii)

the making of a final payment hereunder.

(b)

All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Fitch:

Fitch Ratings

One State Street Plaza

New York, New York  10004

Attention:  Residential Mortgage Surveillance

if to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Fax no.: (212) 553-4392

if to S&P:

Standard & Poor’s Ratings Service, a division

of the McGraw-Hill Companies, Inc.

55 Water Street

New York, New York  10041

Fax no.:  (212) 438-2661

(c)

The Trust Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 5.09.

Section 10.13

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 10.14

Execution by the Issuer.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

FIELDSTONE MORTGAGE INVESTMENT
TRUST, SERIES 2004-1, as Issuer

By:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:

/s/ Charles F. Pederson
           Name:  Charles F. Pederson
           Title:  Vice President

MERRILL LYNCH MORTGAGE INVESTORS,
INC., as Depositor

By:

/s/ Ted Bouloukos
           Name:  Ted Bouloukos
           Title:  Vice President

HSBC BANK USA, not in its individual capacity
but solely as Indenture Trustee

By:

/s/ Wendy Zhang
           Name:  Wendy Zhang
           Title:  Trust Officer

WELLS FARGO BANK MINNESOTA, N.A.,
as Trust Administrator and Master Servicer

By:

/s/ Amy Doyle
           Name:  Amy Doyle
           Title:  Vice President

FIELDSTONE SERVICING CORP.,
as Servicer

By:

/s/ Robert G. Partlow
           Name:  Robert G. Partlow
           Title:  Vice President

CHASE MANHATTAN MORTGAGE CORP.,
as Subservicer

By:

/s/ Karen Taylor
           Name:  Karen Taylor
           Title:  Vice President

FIELDSTONE INVESTMENT CORPORATION,
as Seller

By:

Robert G. Partlow
           Name:  Robert G. Partlow
           Title:  Senior Vice President

Solely for purposes of Section 6.02(b) and (c)
and Section 10.03, accepted and
agreed to by:

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:  /s/ Dan Ozizmir
     Name:  Dan Ozizmir
     Title:  Senior Managing Director

EXHIBIT A 1

FORM OF INITIAL CERTIFICATION

Date

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Issuer Services

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York  10080

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of January 1, 2004 by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, as Indenture Trustee, Wells Fargo Bank Minnesota, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2004-1, as Issuer, Fieldstone Servicing Corp., as Servicer, Chase Manhattan Mortgage Corporation, as Subservicer, and
Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.  This certificate is subject in all respects to the terms of Section 2.02 of the Transfer and Servicing Agreement and the Transfer and Servicing Agreement sections cross-referenced therein.

[Custodian]

By:

________________________________
           Name:
           Title:

EXHIBIT A 2

FORM OF INTERIM CERTIFICATION

Date

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Issuer Services

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of January 1, 2004 by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, as Indenture Trustee, Wells Fargo Bank Minnesota, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2004-1, as Issuer, Fieldstone Servicing Corp., as Servicer, Chase Manhattan Mortgage Corporation, as Subservicer, and
Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Transfer and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.  This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section 2.02(b).

By:

________________________________
           Name:
           Title:

EXHIBIT A 3

FORM OF FINAL CERTIFICATION

Date

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Issuer Services

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re:

Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) dated as of January 1, 2004 by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, HSBC Bank USA, as Indenture Trustee, Wells Fargo Bank Minnesota, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2004-1, as Issuer, Fieldstone Servicing Corp., as Servicer, Chase Manhattan Mortgage Corporation, as Subservicer, and
Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Transfer and Servicing Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.  This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

[Custodian]

By:

________________________________
           Name:
           Title:

EXHIBIT A 4

FORM OF ENDORSEMENT

Pay to the order of HSBC Bank USA, as indenture trustee (the “Indenture Trustee”) under the Transfer and Servicing Agreement dated as of January 1, 2004 by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, the Indenture Trustee, Wells Fargo Bank Minnesota, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2004-1, as Issuer, Fieldstone Servicing Corp., as Servicer, Chase Manhattan Mortgage Corporation, as Subservicer, and Fieldstone Investment Corporation, as Seller, relating to Fieldstone Mortgage Investment Trust, Series 2004-1 Mortgage Backed Securities, without recourse.

__________________________________
[current signatory on note]

By:_______________________________
Name:
Title:

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF LOST NOTE AFFIDAVIT

I, ____________________________, being duly sworn, do hereby state under oath that:

1.

I, as ____________________ of _______________________________ (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.

The Company received the following described mortgage note (the “Note”):

Loan No.:
Borrower(s):
Original Principal Amount:

from the Borrower(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated ________________ from the Borrower(s) to the Company.

3.

The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4.

The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5.

This Affidavit is intended to be relied on by the Indenture Trustee and its successors and assigns.

6.

The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Indenture Trustee and agrees immediately and without further consideration to surrender the original Note to the Indenture Trustee or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.

7.

The Company further agrees to indemnify and hold harmless the Indenture Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8.

The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

9.

The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Indenture Trustee and its successors and assigns.

EXECUTED THIS _____ day of ___________, 200_ on behalf of ________________.

_______________________________________
           By:
           Its:

STATE OF

)

)  ss:

COUNTY OF

)

On the _____ day of ______________, 2002, before me, _____________________, a notary public in and for said State, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT D

CUSTODIAL AGREEMENT

EXHIBIT E

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:

(the “Depository”)

As Subservicer under the Transfer and Servicing Agreement dated as of January 1, 2004 by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, you, as Indenture Trustee, Wells Fargo Bank Minnesota, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2004-1, as Issuer, Fieldstone Servicing Corp., as Servicer, Chase Manhattan Mortgage Corporation, as Subservicer and Fieldstone Investment Corporation, as Seller (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account as a Custodial Account pursuant to Section 3.03 of the Transfer and Servicing Agreement, designated as “Chase Manhattan Mortgage Corporation in trust for HSBC Bank USA, as Indenture Trustee for the Fieldstone Mortgage Investment Trust, Series 2004-1.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

CHASE MANHATTAN MORTGAGE
    CORPORATION
    Subservicer

By:
     Name:__________________________
     Title:___________________________
     Date:___________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
     Name:
     Title:
     Date:

EXHIBIT F

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____

To:

(the “Depository”)

As Subservicer under the Transfer and Servicing Agreement dated as of January 1, 2004 by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, you, as Indenture Trustee, Wells Fargo Bank Minnesota, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2004-1, as Issuer, Fieldstone Servicing Corp., as Servicer, Chase Manhattan Mortgage Corporation, as Subservicer and Fieldstone Investment Corporation, as Seller (the “Transfer and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Transfer and Servicing Agreement, to be designated as “Chase Manhattan Mortgage Corporation in trust for HSBC Bank USA, as Indenture Trustee for the Fieldstone Mortgage Investment Trust, Series 2004-1.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

CHASE MANHATTAN MORTGAGE
     CORPORATION
     Subservicer

By:
     Name: __________________________
     Title: ___________________________
     Date:___________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

     Name: __________________________

     Title: ___________________________

     Date: ___________________________

EXHIBIT G-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT

INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

EXHIBIT G-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

1.

Deal Identifier by Loan

2.

SBO Loan Number

3.

Loan Number

4.

Investor Loan Number

5.

Street Address

6.

City

7.

State

8.

Zip Code

9.

Original Loan Amount

10.

Origination Date

11.

First Payment Date

12.

Current Loan Amount

13.

Current Interest Rate

14.

Current P&I Payment Amount

15.

[Reserved]

16.

[Reserved]

17.

Next Rate Adjustment Date

18.

Next Payment Adjustment Date

19.

Loan Term

20.

Loan Type

21.

[Reserved]

22.

Product Type

23.

Property Type

24.

Ownership Code

25.

Actual Due Date

26.

Delinquency Status

27.

[Reserved]

28.

FC Flag

29.

Date Loan Reinstated

30.

FC Suspended Date

31.

Reason Suspended

32.

FC Start Date (referral date)

33.

Actual Notice of Intent Date

34.

Actual First Legal Date

35.

[Reserved]

36.

Date F/C Sale Scheduled

37.

Foreclosure Actual Sale Date

38.

Actual Redemption End Date

39.

Occupancy Status

40.

Occupancy Status Date

41.

Actual Eviction Start Date

42.

Actual Eviction Complete Date

43.

Loss Mit Workstation Status

44.

Loss Mit Flag

45.

Loss Mit Type

46.

Loss Mit Start Date

47.

Loss Mit Approval Date

48.

Loss Mit Removal Date

49.

REO Flag

50.

Actual REO Start Date

51.

REO List Date

52.

REO List Price

53.

Date REO Offer Received

54.

Date REO Offer Accepted

55.

REO Scheduled Close Date

56.

REO Actual Closing Date

57.

REO Net Sales proceeds

58.

REO Sales Price

59.

Paid Off Code

60.

Paid in Full Date

61.

MI Certificate Number

62.

[Reserved]

63.

[Reserved]

64.

[Reserved]

65.

[Reserved]

66.

[Reserved]

67.

[Reserved]

68.

[Reserved]

69.

[Reserved]

70.

[Reserved]

71.

[Reserved]

72.

Actual  Claim Filed Date

73.

Actual Claim Amount Filed

74.

Claim Amount Paid

75.

Claim Funds Received Date

76.

Realized Gain or Loss

77.

BK Flag

78.

Bankruptcy Chapter

79.

Actual Bankruptcy Start Date

80.

Actual Payment Plan Start Date

81.

Actual Payment Plan End Date

82.

Date POC Filed

83.

Date Filed Relief/Dismissal

84.

Relief/Dismissal Hearing Date

85.

Date Relief/Dismissal Granted

86.

Post Petition Due Date

87.

Prepayment Flag

88.

Prepayment Waived

89.

Prepayment Premium Collected

90.

Partial Prepayment Amount Collected

91.

Prepayment Expiration Date

92.

Origination Value Date

93.

Origination Value Source

94.

Original Value Amount

95.

FC Valuation Amount

96.

FC Valuation Source

97.

FC Valuation Date

98.

REO Value Source

99.

REO  Value(As-is)

100.

REO  Repaired Value

101.

REO Value Date

102.

Investor/Security Billing Date Sent

EXHIBIT H

CMMC Form of Back-up Certification

[Name and address of
master servicer]

Re: [name of securitization]

Chase Manhattan Mortgage Corporation, as Subservicer hereby certifies to the Seller, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Servicer that:

1. To our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

2. To our knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Transfer and Servicing Agreement has been provided to the Master Servicer;

3. Based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Subservicer has, as of the last day of the period covered by such reports fulfilled the obligations of the Servicer under the Transfer and Servicing Agreement; and

4. The Subservicer has disclosed to the Master Servicer all significant deficiencies relating to the Subservicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Transfer and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, dated as of January 1, 2004 (the “Servicing Agreement”), among Fieldstone Mortgage Investment Trust, Series 2004-1, as issuer (the “Issuer”), Merrill Lynch Mortgage Investors, Inc., as depositor (the “Depositor”), HSBC Bank USA, as Indenture Trustee (the “Indenture Trustee”), Fieldstone Servicing Corp., as servicer (the “Servicer”), Fieldstone Investment Corporation, as seller (the “Seller”), Chase Manhattan Mortgage Corporation, as subservicer (the “Subservicer”) and Wells Fargo Bank Minnesota, N.A., as master servicer (the “Master Servicer”) and trust administrator (the “Trust Administrator”).

Chase Manhattan Mortgage Corporation, as Subservicer

By:_________________________________
                 Name:
                 Title:
                 Date:

EXHIBIT I

[Reserved]

EXHIBIT J

[Reserved]

EXHIBIT K

FANNIE MAE GUIDE NO. 95-19

Reference

o

Selling

This announcement amends the guide(s) indicated.

o

Servicing

Please keep it for reference until we issue a formal change.

Subject

“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories.  To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us.  The status reported generally should be the one in effect as of the last business day of each month.  Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month.  Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off.  (The credit repositories will provide the applicable codes for reporting these statuses to them.)  A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report.  Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company

Telephone Number

Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.
Equifax

Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

SCHEDULE A
MORTGAGE LOAN SCHEDULE